                                                                  EXHIBIT 10.47

                        AGREEMENT FOR SALE OF LEASEHOLD


         This Agreement ("Agreement") is made by and between Robert F. Grammer ("Seller"), a resident of Dallas County, Texas, and Kitty Hawk, Inc. ("Buyer"), a Texas corporation, as follows:

                                R E C I T A L S

         A. Seller is the owner and holder of a certain lease of real property and improvements, including without limitation, an aircraft hangar, located on the promises of Dallas/Fort Worth International Airport, bearing D/FW Airport Lease No. 23555 and known generally as 1515 W. 20th Street, Dallas/Fort Worth Airport, Texas 75261. Such lease, together with all amendments and supplements thereto is hereafter referred to as the "Lease." A true copy of the Lease is attached to this Agreement as Exhibit "A" and incorporated herein by reference for all purposes. A legal description of the leased land is attached hereto as Exhibit "B" and incorporated herein by reference for all purposes. The leased land and all improvements and fixtures located thereon are hereafter referred to as the "Leased Property."

         B. Buyer is the current Sublessee of the Leased Property (the "Sublease") and has been in possession of such Property since March 1, 1993, and has all knowledge of the condition of the Leased Property, including without limitation, the building and all fixtures attached thereto, that it deems necessary to make this Agreement. A true copy of the Sublease is attached hereto as Exhibit "C" and incorporated herein by reference.

         C. Buyer desires to purchase and acquire all of Seller's right, title and interest in the Leased Property, and Seller desires to sell, assign and convey to Buyer all of Seller's right, title and interest to the Leased Property, all on the following terms and conditions:

                 1. Subject to the approval of the Dallas/Fort Worth Airport Board, Seller hereby sells, assigns, transfers and conveys to Buyer, and Buyer hereby accepts from Seller, effective the date of Closing, all of Seller's right, title and interest in and to the Lease, and the Leased Property, including without limitation, all improvements, fixtures and personal property located thereon owned by Seller, subject to the terms and conditions herein set forth. Pending the Closing of this Agreement,





AGREEMENT FOR SALE OF LEASEHOLD - PAGE 1                    February 19, 1997

                          Buyer's Sublease shall continue pursuant to its terms.

                 2. The purchase price shall be $1,760,000 payable at Closing in cash or by wire transfer received in Seller's account on the day of Closing.

                 3. Except as specifically provided in paragraph 4 below, the Leased Property is being conveyed by Seller and accepted by Buyer "AS IS, WHERE IS", without warranty, express or implied, as to condition, habitability, suitability for occupancy, use or fitness for any particular purpose.

                 4.       Seller warrants and represents to Buyer that:

                          a. Exhibit "A" is a true copy of the Ground Lease of the land that is a part of the Leased Property, between Dallas/Fort Worth Regional Airport Board (the "Ground Lessor"), and Seller as Successor-in-Interest of Sedalia-Marshall-Boonville Stage Line, Inc.; the Ground Lease is in full force and effect, and to Seller's knowledge, without default or notice of default, and without any condition known to Seller that would result in a default with the passage of time;

                          b. Seller holds all rights and interests of Lessee of the Premises under the Lease; and has full right and authority to execute and perform this Agreement, subject only to the approvals required by the Dallas/Fort Worth Airport Board;

                          c. There are no liens or encumbrances upon Seller's interest in the Leased Property; and

                          d. Seller knows of no condition of the Leased Property that might violate environmental laws, except as disclosed in the Sublease. Buyer acknowledges that in or around December 31, 1993, Seller caused to be removed four underground storage tanks from the Leased land.

                 5. Buyer hereby agrees to indemnify and hold Seller harmless from any and all claims based on or arising out of any State or Federal environmental rule and regulation, including claims based on "hazardous substances" as defined in Section 5.03





AGREEMENT FOR SALE OF LEASEHOLD - PAGE 2                     February 19, 1997
                          of Buyer's Sublease, save and except any such claim based on or arising out of the four underground storage tanks referenced in paragraph 4d above.

                 6. The Closing shall take place on February 1, 1997, or as soon thereafter as Buyer and Seller shall obtain the approval of the Assignment of the Lease from the Dallas/Fort Worth Airport authority. If such approval is not obtained by _____________, 1997, and prior to receipt of such approval at any time after such date either Buyer or Seller may terminate this Agreement by written notice to the other.

                 7. This transaction is subject to receipt by Buyer and Seller in form reasonably acceptable to them, that the Dallas/Fort Worth International Airport Board consents and agrees to the Assignment from Seller to Buyer, and will release Seller from any further obligations or liability under the Lease. In connection with such consent, Buyer and Seller agree to execute an "Agreement and Assumption of Lease" and submit it to the Dallas/Fort Worth International Airport Board for its approval, and to make such modifications thereto as shall be required by the Board and as shall be reasonably acceptable to both Buyer and Seller. The form of the proposed Agreement and Assumption of Lease is attached hereto as Exhibit "D" and incorporated herein by reference for all purposes.

                 8. Buyer and Seller shall each bear their own legal expenses incurred in connection with this Agreement. Buyer shall have the right, at its sole expense, to obtain a Title Policy and/or Survey of the Leased Property.

                 9. Upon Closing of this Agreement, the Sublease between Buyer and Seller shall terminate, but neither the Closing of this Agreement nor the termination of the Sublease shall affect any provision of the Sublease that is, by its terms, to survive termination.

                 10. Seller is also the owner and holder of a certain Lease of Real Property and improvements at the D/FW International Airport bearing D/FW Airport's Lease No. _________________, and known generally as ________________________ Street, Dallas/Fort Worth
                          Airport, Texas 75261, which is currently subleased to GTE (the "GTE Lease"). Seller hereby grants to





AGREEMENT FOR SALE OF LEASEHOLD - PAGE 3                      February 19, 1997

                          Buyer a nonassignable option to purchase and acquire the GTE Lease on the following terms:

                          a. The option must be exercised by notice in writing from Buyer to Seller, received by Seller within 180 days from the date of Closing of this Agreement;

                          b. Sale must be closed with 3 months after receipt of the notice of exercise;

                          c. The purchase price shall be $860,000 paid at Closing in cash or by wire transfer received by Seller on the date of Closing;

                          d. The property is sold "AS IS, WHERE IS" without warranty, express or implied;

                          e. Seller must be released from all further liability under the Lease by the D/FW Airport Board, and the Tenant of the GTE Property, if any; and

                          f. The sale and assignment is subject to the approval of the D/FW Airport Board.

                 11. This Agreement may not be transferred or assigned by Buyer without the express written consent of Seller, which may be denied in Seller's sole discretion.

                 12. At Buyer's request, Seller has begun negotiations to acquire from Sky Chefs, Inc., an assignment of lease of a 20-foot strip of land out of D/FW Airport Lease No. 25210, contiguous to the Eastern boundary of the Leased Property described in this Agreement for $10,000, plus expenses for relocating a fence on the property line and legal costs of preparation of the documents in form acceptable to D/FW Airport Board, including the preparation of Surveyor- prepared legal descriptions of both tracts, giving effect to such transfer. Buyer and Seller each acknowledge and agree that Seller is under no obligation to acquire such assignment, but if he does acquire such assignment, he will transfer it to Buyer "AS IS, WHERE IS", without warranty, of any nature, express or implied, subject only to D/FW Airport Board approval, at his actual cost for such assignment, including purchase money, and related attorneys' fees, surveyor legal description fees and any related costs of Sky Chefs





AGREEMENT FOR SALE OF LEASEHOLD - PAGE 4                      February 19, 1997
                          or D/FW which he pays; and Buyer hereby agrees to purchase and acquire such Leasehold and land on such terms if this Agreement is closed, and to lease such property on the terms of the Sublease, if this Agreement is not closed.

                 13. This Agreement together with any exhibits constitutes the entire understanding of the parties with respect to the subject matter hereof and shall not be amended or modified except by written instrument signed by all parties. All prior agreements or understandings concerning the subject matter of this Agreement are superseded hereby.

                 14. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, representatives and estates, but no party may assign or delegate any of their obligations or liabilities hereunder without the prior written consent of the other party hereto.

         EXECUTED this 6th day of December, 1996.


                               BUYER:

                               KITTY HAWK, INC.:


                               By: /s/ RICHARD R. WADSWORTH
                                   -------------------------------
                               Its:  Vice President

                               Address:         1515 W. 20th Street
                                                D/FW Airport, TX  75261


                               SELLER:


                               /s/  ROBERT F. GRAMMER
                               -----------------------------------
                               Robert F. Grammer

                               Address:         201 Tampico
                                                Irving, TX  75062





AGREEMENT FOR SALE OF LEASEHOLD - PAGE 5                     February 19, 1997

                                                                   Airport Board
                                                      Lease Agreement No. 23555H

                                   EXHIBIT A




                               AGREEMENT OF LEASE

                                    Between

                    Dallas/Fort Worth Regional Airport Board

                                      And

                  Sedalia-Marshall-Boonville Stage Line, Inc.

                                                                   Airport Board
                                                      Lease Agreement No. 23555H

                               AGREEMENT OF LEASE


State of Texas            )
County of Dallas          )
County of Tarrant         )

         This Agreement of Lease, made as of the 1st day of February, 1983 by and between Dallas/Fort Worth Regional Airport Board (hereinafter called the "Board") having an office at East Airfield Drive, Dallas/Fort Worth Airport, Texas 75261; and Sedalia-Marshall-Boonville Stage Line, Inc. (hereinafter called the "Lessee"), a corporation of the State of Missouri, having an office and place of business at ) 1060 East Northwest Highway, Grapevine, Texas 76051, evidences the following:

         WHEREAS, Lessee desires to construct and operate a maintenance hanger, office building, and airfreight complex at the Dallas/Fort Worth Regional Airport (hereinafter called the "Airport"); and

         WHEREAS, Lessee desires to lease land from Board for the construction of such maintenance hanger, office building, and airfreight complex as aforesaid; and

         WHEREAS, Board desires to lease to Lessee certain land at the Airport for the purpose of Lessee's constructing and operating a maintenance hangar, office building, and airfreight complex together with ancillary services; and

         WHEREAS, Lessee desires to have facilities at the site financed by mortgagees/lenders or other secure parties on the security of the leasehold interests of Lessee.

         NOW, THEREFORE, for and in consideration of the premises, mutual promises and other good and valuable consideration the parties hereto do hereby agree as follows:

         Section 1. Letting, Conditions of Letting, Property Description and Height Description.

         Board hereby lets to Lessee and Lessee hereby hires and takes from Board at the Airport, the tract of land containing approximately 7.299 acres such tract being described by metes and bounds on Exhibit A hereof and such tract being hereinafter referred to as the "premises" together with the right to the use and enjoyment of all improvements now or hereafter placed thereon by the Lessee.

         Except to the extent required for the performance of the obligation of Lessee hereunder, nothing contained in this Agreement of Lease (hereinafter called the "Agreement") shall grant to Lessee any rights whatsoever in the airspace above the premises in excess of 100 feet above the present ground level thereof.

         Section 2. Term, Rental, Charges and Options.

         This Agreement shall become effective as of December 6, 1982 (the "Effective Date"), and unless otherwise terminated shall expire on December 31, 2007. Lessee shall pay Board an annual rental equal to the rental per acre paid by Board's Signatory Airlines under the formula set forth in the Use Agreement in effect between Board and such Signatories. The formula in such Use Agreement provides that the rental per acre is computed by dividing the "Airport Services Cost" (as defined therein) projected to be incurred by the Board during the next succeeding fiscal year by the "Total Developed Acreage of the Airport" (as defined therein) projected for the first day of the next succeeding fiscal year. This present annual rental per acre is Eight Thousand Seventy-Six Dollars ($8,076.00), but as shown by such formula, it is subject to change from year to year. Rental shall be payable by Lessee to Board in advance, the first installment to be payable on the first day of the month following the date the premises, as developed property are furnished to Lessee in accordance with Section 3 hereof, and on the first day of each month thereafter throughout the Term hereof,

         Lessee shall store its garbage, debris and other waste materials in a clean and sanitary condition in trash receptacles, which Board shall provide at the premises, the size, number and location of which shall be at the discretion of the Board, but which shall in all events be adequate to meet the reasonable needs of Lessee, and Board further agrees to periodically remove such trash from THE receptacles. In consideration for the services hereinabove described, Lessee shall pay a standard Airport fee, such fee to be periodically adjusted in accordance with the debt service on the capital investment required, as well as the operation and maintenance expenses incurred in the furnishing of such service. The cost to Lessee for such service shall be reasonable and consistent with other tenants on the Airport. Any Increase in such fee to Lessee shall be preceded by thirty (30) days written notice.

         Lessee shall have the option to extend the Term of this Agreement upon the same terms and conditions herein stated for either one (1) or two (2) periods of five (5) years each, provided Lessee shall notify Board of same not less than six (6) months prior to the expiration of the initial Term herein, and not less than six (6) months prior to expiration of First Extension, if once extended.

         Section 3. Construction

         Lessee shall have the right to erect and construct improvements on the premises, but prior to the commencement of construction, Lessee shall submit preliminary plans, elevations, specifications and renderings, if necessary, descriptive of the proposed construction to Board for approval of Board's Director of Planning and Engineering (hereinafter referred to as the "Director"). The preliminary submission by Lessee shall employ essentials of aesthetics, convenience, function and design, and shall be compatible in such respect with those of the Airport. Upon approval of such preliminary plans, Lessee shall prepare complete plans and specifications of the proposed construction. A Construction Application, final plans and specifications, when rendered, shall be submitted to the Director for approval, or for required changes.

         Lessee shall include in all construction contracts entered into by it, in connection with any or all of the construction work aforesaid, a provision requiring the contractor, or, in the alternative, Lessee, to indemnify, hold harmless, defend and insure Board, the Cities of Dallas and Fort Worth, and their directors, officers, agents and employees against the risk of legal liability for death, injury or damage to persons or property, direct or consequential, arising out of or in connection with the performance of any or all of such construction work against the risk of claims and demands, whether such claims and demands are just or unjust, when made by third persons arising or alleged to arise out of the performance of the construction work, unless same are caused by the negligence or willful act of Board, and Lessee shall require the contractor to furnish liability Insurance in such reasonable amounts as may be approved by the Executive Director of the Board.

         Lessee shall also include in any construction contract such provisions as may be reasonably required by the Board or its Executive Director relating to the operations of the contractor on the Airport; such provisions interalia, may include the requirement for a Payment Bond for any work in excess of $25,000.00 to be performed by the contractor,

         Prior to entering into any contract for construction work, Lessee shall submit to the Director for approval the name of the contractor or construction manager to whom Lessee proposes to award the contract for the construction work. Director shall have the right to approve or disapprove any such contractor.

         Lessee further agrees that all construction work to be performed by it or its contractor, including all workmanship or materials, shall be of first class quality and shall be substantially in accordance with the plans and specifications approved by Director. As used herein, the term "first class quality" shall mean of the same quality as buildings for offices or training already constructed on the Airport. Lessee agrees that it shall deliver to Director "as built" transparencies of the improvements constructed by it and all other construction which may be performed by it as aforesaid and shall, during the term of this Agreement, keep said transparencies, if any, current, showing therein any changes or modifications which may be made in or to the improvements.

         It is understood and agreed that the Premises are to be delivered to Lessee by Board on or before effective date. The Board assures the Lessee that adequate streets and necessary utilities (water, telephone, electricity, and sanitary sewer), adequate to enable Lessee to conduct its business are in reasonable proximity to the premises. Lessee, at its sole expense, shall make such connections with the streets and utilities in a manner approved by Director.

         Board agrees that in the event it or its contractor shall engage in or perform any construction work on the Premises, during the term of this Agreement, Board, to the extent of its statutory liabilities, shall indemnify and hold harmless Lessee, its officers, agents and employees against the risk of death, personal injury or property damage, direct or consequential, arising out of or in connection with the negligent performance of any or all such construction work performed by Board or its Independent contractors. However, except as to any rights granted herein to a Mortgagee (as defined herein) of the Lessee's leasehold estate created hereunder, nothing in this Agreement shall be construed for the benefit of third parties or to expand Board's limitation of liability for injuries or damages in tort under the laws and court decisions of the State of Texas.

         When the construction work hereinabove provided has been completed, Lessee shall, within a reasonable time thereafter, deliver to Board a certificate, certifying that the Premises and such other construction has been constructed substantially in accordance with the approved plans and specifications and in compliance with all laws, rules, ordinances and governmental rules, regulations and orders. When Director is satisfied that such construction is so in compliance, he shall deliver a Certificate of Occupancy to Lessee.

         All Improvements constructed on, installed upon, or affixed to the Premises by Lessee as permitted by this Agreement shall be owned by Lessee until expiration of the term or sooner termination of this Agreement, at which time title to all of such improvements shall vest in the Airport and the Cities of Dallas and Fort Worth. Notwithstanding the foregoing, the Lessee shall have the right but not the obligation to remove its trade fixtures in accordance with Section 24 hereof. Lessee shall have the right to claim the depreciation deductions and investment tax credit under this Agreement, and on the improvements constructed on the Premises and the equipment installed therein, and Board shall in no event claim such deductions and credits.

         Lessee shall designate areas not to exceed twenty (20) feet in width along the periphery of the Premises for use and to be maintained as landscaped areas.

         Lessee shall furnish to Board, within sixty (60) days after completion of any construction on the Premises, a statement certified by an officer of Lessee, showing the total cost of the capital Improvements, including architects' and engineers' fees.

         Section 4.     Lessee Financing

         Lessee shall have the right at any time and from time-to-time during the Term hereof and during any Extended Term to mortgage, encumber, or hypothecate the leasehold estate of Lessee created hereby and all right, title and interest of Lessee therein. In the event that Lessee, pursuant to a mortgage, deed of trust, or other instrument, mortgages or otherwise encumbers, conveys, or transfers an interest in the leasehold estate of Lessee created hereby, the mortgagee or other secured party or pledgee (the "Mortgagee") shall in no event become liable to perform the obligations of the Lessee under this Agreement unless and until said Mortgagee becomes the owner of the leasehold estate pursuant to foreclosure, assignment in lieu of foreclosure, or otherwise; and thereafter, said Mortgagee shall remain liable for such obligations only so long as such Mortgagee remains the owner of the leasehold estate. Any purchase money, mortgage or deed of trust delivered in connection with any assignment of this Agreement by such a leasehold Mortgagee shall be entitled to the benefit of all of the provisions of this Agreement with respect to a leasehold mortgage.

         If any Mortgagee requests any changes in this Agreement as a condition to funding any loan to Lessee, Board agrees to cooperate in amending this Agreement so long as the changes requested do not materially increase the obligations of, or decrease the rental payable to, Board under this Agreement.

         Section 5. Rights of User

         Lessee may use the Premises for the following purposes only and for no purposes whatsoever:

         (a) For the maintenance. upkeep, repair and storage of aircraft parts, and related equipment.

         (b) For all purposes related to the gathering, receiving, storing, delivery and shipping of property, freight, and cargo by air and ground transportation systems.

         (c)     For a business office.

         (d) For the parking of automobiles operated by the officers, employees and business visitors of Lessee; and

         (e) For any other purposes or activity for which the Airport Board expressly, in writing, authorizes the Premises to be used.

         Section 6. Ingress and Egress

         (a) Lessee, its sublessees, its contractors, suppliers of materials and furnishers of services, and employees and business invitees of Lessee or its sublessees, shall have the right of ingress and egress between the premises and a public right-of-way outside the Airport by means of an existing access road known as West Airfield Drive, the same to be used in common with others having rights of passage within the Airport, provided that Board may from time to time substitute other means herein provided. If Board does so substitute other means of paved and improved ingress or egress to the premises herein provided, Board shall pay to Lessee, upon demand, all costs and expenses incurred by Lessee in the redesigning and reconstruction of roadway, or driveway and parking areas on the premises.

         (b) The use of such roadway shall be subject to the Rules and Regulations of Board uniformly applicable to lessees of the Board at the Airport.

         Section 7. Governmental and Other Requirements

         (a) Lessee shall procure from all governmental authorities having jurisdiction of the operations of Lessee hereunder all licenses, franchises, certificates, permits or other authorization which may be necessary for the conduct of such operations.

         (b) Lessee shall promptly observe, comply with, and execute the provisions of any and all present and future governmental laws, ordinance, rules, regulations, requirements, orders and directions which may pertain or apply to its operations or the use and occupancy of the Premises hereunder and, in addition, shall make all structural and nonstructural improvements, repairs and alterations to any and all facilities located on the premises which may be necessary. Where any such improvements, repairs, and alterations cannot be amortized over the remaining Term or Extended Term of this Agreement, Lessee shall have the right to seek an extension of this Agreement. Lessee shall have the right, after written notice to Board, to contest by appropriate legal proceedings, diligently conducted in good faith, the validity or application of any such law, ordinance, rule, regulation, requirement, order, and direction, and, with the exception of any such law, rule, regulation, requirement, order, and direction of Board, to delay compliance therewith pending the prosecution of such proceedings, provided no civil damages or criminal penalty would be incurred by Board and no lien or, charge would be imposed upon or satisfied out of the Premises by reason of such delay, and the Lessee shall indemnify and hold Board harmless from any such damages, penalty, lien, or charge.

         (c) Lessee agrees that it shall not enter into any contracts of a type which would permit a lien or liens to become attached to the remainder interests of Board and the Cities of Dallas and Fort Worth. Lessee further agrees to pay, as they become due and payable, and before they become delinquent, all ad valorem taxes, both general and special assessments, and governmental charges lawfully levied or assessed against the leasehold interest, or any part thereof, and upon all the improvements; provided, Lessee shall have the right, upon posting security as required by law, to contest the amount or legality of any tax or assessment levied or assessed against it by any taxing authority.

         (d) The Lessee covenants and agrees to observe and obey the reasonable Rules and Regulations of Board for the government of the conduct and operations of Lessee as may from time to time during the letting be promulgated by Board to promote (i) air traffic safety and security and (ii) compatible operations with other activities of the Airport.

         Section 8. Prohibited Acts

         (a) Lessee shall neither install in any public area any vending machine or device designed to dispense or sell food, beverages, tobacco, tobacco products or merchandise of any kind, nor operate any restaurant, cafeteria, kitchen stand, or other establishment for the purpose of dispensing or selling such products to any member of the public other than Lessee's students, employees, officers and invitees, without the approval in advance of the Executive Director.

         (b) Lessee shall commit no nuisance on the premises and shall not do or permit to be done anything which may result in the creation or commission or maintenance of a nuisance on the premises.

         (c) Lessee shall not fuel or defuel its automobile vehicles or other equipment in the enclosed space on the premises without the prior approval of the Executive Director.

         (d) Lessee shall not start or operate any engine or any item or automotive equipment in any enclosed space on the Premises unless such engine is equipped with a proper spark-arresting device.

         Section 9. Maintenance and Repairs

         Lessee shall at all times keep in a clean and orderly condition and appearance the Premises and improvements, equipment and personal property thereon.

         Except as otherwise provided in Section 3, Section 11, and Section 25, Lessee shall maintain, repair, replace and paint all or any part of the improvements on the Premises including therein, without limitations thereto, walls, partitions, floors, ceilings, columns, windows, doors, glass of every kind, fixtures, systems for the furnishing of a fire alarm, fire protection sprinkler, sewerage, drainage and telephone service, including lines, pipes, mains, wires, conduits, and other equipment connected with or appurtenant to all such systems which may be damaged or destroyed by the acts or omissions of the Lessee, its sublessees, employees, agents, representatives, contractors, customers, guests or invitees. Lessee is responsible for, and shall peform at its own cost, all such repairs and replacements. Where any such repairs or replacements cannot be amortized over the remaining Term or Extended Term of this Agreement, Lessee shall have the right to seek an extension of this Agreement.

         In the event Lessee fails to commence so to make or do repairs, replacements or painting within a period of thirty (30) days after written notice from Board so to do or falls to diligently continue to complete the repair, replacement or painting of the premises and improvements thereon required to be repaired, replaced or painted by Lessee, Board may, at its option, repair, replace or paint all or any part thereof included in the said notice, the cost thereof to be paid by the Lessee on demand.

         Board assumes no responsibility for any property placed in the premises or any part thereof, and Board is hereby expressly released and discharged from any and all liability for any loss, injury or damage to persons or property that may be sustained by reason of the occupancy of said Premises under this Agreement, unless caused by the negligence or willful act of Board.

         Section 10. Insurance

         Lessee shall, during the term of this Agreement, cover and keep insured, to the extent of not less than eighty percent (80%) of the insurable value thereof, all buildings, structures, fixtures and equipment on the Premises against fire and other hazards of extended coverage policies and all risks against loss by windstorm, cyclone, tornado, hail, explosion (including boiler explosion, if applicable), riot, civil commotion, aircraft, vehicles and smoke. Such policy shall be in amounts and in carriers as shall be satisfactory to Board's Executive Director.

         The aforesaid policy of fire and extended coverage insurance and renewal thereof shall Insure Board, the Cities of Dallas and Fort Worth, Lessee and any Mortgagee as their interests may appear. If requested by a Mortgagee, such policy of Insurance shall provide (a) that a duplicate original policy be delivered to and retained by such Mortgagee, (b) that the payment of proceeds from losses insured under such policy be made to an insurance trustee for disbursement in accordance with the provisions of this Agreement, and (c) that no adjustment of losses or settlement of claims under such policy shall be made without the consent of such Mortgagee.

         In the event the improvements erected or constructed by Lessee are damaged or destroyed by fire or other casualty to the extent that the reasonable cost to repair or restore is sixty percent (60%) or more of the original total cost thereof, Lessee shall have the right, at its election, to repair and replace such improvements to substantially the same condition they were in prior to such damage or destruction, or to terminate this Lease. As used herein, the term "original total cost" shall not include the cost of the construction of the foundation, footings, site preparations (unless such portions of.the improvements were actually damaged), and other costs which would not be incurred in reconstructing the damaged improvements. Lessee shall give Board notice of its election hereunder within sixty (60) days next following after the adjustment by the insurer of such loss by damage or destruction. If Lessee elects to repair or reconstruct the improvements, the insurance proceeds, to the extent a Mortgagee does not require the application of such proceeds to Lessee's obligation to such Mortgagee, shall be made available to Lessee for that purpose; if the insurance proceeds made available to Lessee are not sufficient, Lessee agrees to bear and pay the deficiency. If the insurance proceeds are more than sufficient to pay the cost of such repair and reconstruction, then such excess proceeds shall be paid to any such Mortgagee to be applied against the loan. If Lessee shall elect not to repair or reconstruct the improvements, this Agreement and all of Lessee's and Board's unaccrued obligations hereunder shall terminate, including Board's obligation to reimburse Lessee for other parties' utilization of the extended utility and road systems. The insurance proceeds, after payment of the balance owing to the Mortgagee, shall be divided between Board and Lessee according to the following formula: first, such proceeds shall be paid to Lessee for payment of any deficiency between the proceeds and the amount needed to pay the cost of repair and reconstruction and, second, Board shall receive an amount equal to two percent (2%) of such remaining proceeds times the number of years elapsed in the Term of this Agreement, and the Lessee shall receive the balance.

         If the reasonable cost to repair or restore the damage or destruction to the improvements should be less than sixty percent (60%) of the original total cost of the Improvements. and provided this Agreement has a remaining term of not less than forty-eight (48) months, Lessee shall be obligated to repair and replace such damage at its sole cost and expense and shall have the right to apply the insurance proceeds to the cost thereof. If less than forty-eight (48) months remains on the Term of this Agreement at the time of any such damage or destruction. Lessee may elect to repair or replace at its cost and apply the insurance proceeds to such cost, or Lessee may elect to not repair and terminate this Agreement. Such election shall be made in writing to Board not more than sixty (60) days after the date of the fire or other casualty. If Lessee elects to terminate this Agreement. Board and Lessee shall be relieved and released of all unaccrued liability under this Agreement and the insurance proceeds shall be paid first to the Mortgagee, if any, to the extent of the balance owing to such Mortgagee, and the balance of such proceeds shall be paid to the parties as follows: Board shall receive an amount equal to two percent (2%) of such proceeds times the number of years elapsed in the Term of this Agreement, and the Lessee shall receive the balance.

         In the event of damage or destruction to any of the improvements upon the premises, Board shall have no obligation to repair or rebuild the improvements or any fixtures, equipment or other personal property installed by Lessee pursuant to this Agreement, provided that such damage or destruction was not caused by the negligence or willful act of Board.

           Section 11. Indemnity; Liability Insurance

         Lessee covenants and agrees to indemnify and hold harmless Board, the Cities of Dallas and Fort Worth, their directors, officers, agents and employees from and against any and all claims for damages or injuries, including death, to persons or property (other than the premises) arising out of or incident to the leasing of, or the use and occupancy of, the Premises by Lessee unless caused by the negligence or willful act of Board.

         Lessee further covenants and agrees to obtain and keep in force during the term of this Agreement a policy of liability insurance providing for bodily injury (including death) and property damage to third persons in amounts not less than $250,000.00 for any one person and $500,000.00 for any one accident for bodily injury and death and $500,000.00 for property damage. Such coverage shall be in an insurance carrier licensed to do business in Texas and satisfactory to Board, and Board shall receive a copy of such policy of insurance or a certificate, validly executed by or on behalf of the insurance company, certifying that such insurance is in full force and effect.

         Section 12.    Signs

         (a) Except with the prior approval of the Director, Lessee shall not erect, maintain or display any advertising, signs, posters or similar devices at or on the Premises or elsewhere at the Airport.

         (b) Upon demand by Board, Lessee shall remove, obliterate or paint out any and all advertising, signs, posters and similar devices placed by Lessee on the Premises or elsewhere on the Airport without the prior approval of the Director. In the event of a failure on the part of Lessee so to remove, obliterate, or paint out each and every sign or piece of advertising, Board may perform the necessary work and Lessee shall pay the costs thereof to Board on demand.

         Section 13. Assignment and Subletting

         Any Mortgagee (or its nominee) may sell, convey, transfer, assign, or sublet, in whole or in part, this Agreement and all of Lessee's right, title and interest hereunder, without the approval of Board, and such right shall not be affected by any foreclosure by, or conveyance in lieu of foreclosure received by, any Mortgagee (or its nominee). Lessee shall not assign, sell, convey or transfer (except to Mortgagees or their nominees), or sublet (except to subtenants in the ordinary course of Lessee's business) this Agreement, in whole or in part, or the right, title and interest of Lessee hereunder, without the written approval of Board, provided, however, that the approval of Board shall not be required for any such assignment, sale, conveyance, transfer or subletting to an individual, corporation or other entity having (or, in the case of a partnership, one or more of whose partners have) a net worth in an amount at least equal to ten (10) times the annual rent payable hereunder at the time of such assignment, sale, conveyance, transfer or subletting.

         Where an assignment, sale, conveyance, transfer or subletting described in the preceding sentence occurs, Lessee shall give Board thirty (30) days advance written notice of such transaction. No assignment, sale, conveyance, transfer, pledge or subletting shall in anywise affect the terms, conditions, covenants, agreements and provisions herein set forth. In the event of a total assignment of this Agreement to an assignee approved by Board, Lessee shall be released from any and all liability arising or accruing under this Agreement after the date of such assignment, provided that the assignee executes, acknowledges and delivers to Lessee and Board a valid, binding and sufficient instrument in writing, directly enforceable by Board; containing the assignee's assumption and agreement to pay all rent and other amounts reserved in this

Agreement and to perform all of the covenants, provisions and conditions of the Agreement to be performed by Lessee.

         In no event shall Board's consent be required for subleases entered into in the ordinary course of Lessee's business. Board agrees upon request of Lessee from time to time to execute and deliver to any permitted subtenant an agreement in form and substance reasonably acceptable to Lessee providing that Board will not disturb the possession of such subtenant under the terms of its sublease in the event of any termination (or exercise of any remedies) in connection with any default by Lessee hereunder, so long as such subtenant is not in default under its sublease and provided the subtenant agrees to attorn to Board under the terms of the sublease upon any termination of this Lease; provided, however, no subtenant shall be entitled to possession of the Premises after the expiration date of this Lease, or, if the Lease is extended, the expiration date of any extended term hereof and provided further, that the terms and provisions of such sublease shall be satisfactory to Board.

         Section 14. Additional Construction by the Lessee

         Except as hereinbefore provided in Section 3 hereof or as permitted by Sections 10, 11, and 25, Lessee shall not, without the prior written approval of the Director, erect any structures, make any improvements or do any other construction work on the premises or alter, modify, or make additions, improvements or repairs to or replacements of, any structure now existing or built at any time during the letting, or install any fixtures (other than trade fixtures, removable without material damage to the freehold, any such damage to be immediately repaired by Lessee). Notwithstanding the foregoing, Lessee shall have the right without the prior approval of the Director to replace or repair floor and wall coverings and to make nonstructural repairs and additions to the Premises the cost of which does not exceed Five Thousand Dollars ($5,000.00) per project.

         Section 15. Rights of Entry Reserved

         (a) Board, its officers and employees shall have the right during normal business hours, after notice to Lessee and when accompanied by a representative of Lessee, to enter upon the Premises for the purpose of inspecting same, and for the doing of any act or thing which Board may be obligated to do or have the right to do under this Agreement.

         (b) Without limiting the generality of the foregoing, Board shall have the right, for its own benefit, for the benefit of Lessee, or for the benefit of others than Lessee at the Airport, to maintain existing and future utilities systems, other systems, or portions thereof on the Premises, including, without limitation, systems for the supply of heat, water, gas fuel and electricity and for the furnishing of fire alarm, fire protection, sprinkler, sewerage, drainage, telephone and telegraph service, including all lines, pipes, mains, wires, conduits, and equipment connected with or appurtenant to such to make such repairs, replacements or alterations as may, in the opinion of Board, be deemed necessary or advisable; provided, however, that such systems and ingress and egress thereto shall not unreasonably interfere with Lessee's facilities nor with clearances therefor. Board shall indemnify and hold Lessee harmless from and against any cost, expense, liability, or action caused by or arising out of the actions taken by Board pursuant to this Section 16(b).

         Section 16.    Place of Payments

         All payments required of the Lessee by this Agreement shall be made at the office of the Director of Finance, Dallas/Fort Worth Regional Airport Board, P. O. Drawer DFW, Dallas/Fort Worth Airport, Texas 75261, or to such other office or address as may be substituted therefor.

         Section 17.    Default; Termination

         (a) Board, subject to the provisions of subparagraphs (b), (c), and (d) hereafter, may declare this Agreement to be in default upon the occurrence of any one or more of the following events:

                 (1) When any Lien shall be filed against the Premises (except for a lien for a mortgage, or other instrument used to secure financing, or a lien for taxes, assessments or other governmental charges so long as such taxes, assessments or charges are not delinquent or are being contested in accordance with the provisions of Section 8(c) hereof and not released or otherwise removed or bonded within sixty (60) days after written notice to the Lessee of the filing thereof; or

                 (2) When Lessee shall fail to pay the rental or to make any other payment required hereunder to Board within thirty (30) days after the due date; or

                 (3) When Lessee shall fail to keep, perform and observe each and every covenant and agreement set forth in this Agreement on its part to be kept, performed or observed within thirty (30) days after written notice to the Lessee of such failure.

         (b) In the event Board has declared this Agreement to be in default pursuant to the provisions of subparagraph (a) above, Board may enforce the performance of this Agreement in any method provided by law, and this Agreement may be terminated at Board's discretion if such default continues for a period of sixty (60) days after Board notifies Lessee and any Mortgagee in writing of such default and of Board's intention to declare this Agreement terminated; and thereupon (unless Lessee or any Mortgagee shall have completely removed or cured said default or unless,the provisions of subparagraphs (c) and
(d) below are applicable), this Agreement shall cease and come to an end as if it were the day originally fixed herein for the expiration of the term hereof; and Board, its agents and attorneys shall have the right, without further notice or demand, to re-enter and remove all persons and property therefrom without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or breach of covenant.

         (c) Irrespective of the provisions of subparagraph (b) above, if any default set forth in Board's notice is other than an uncured failure to pay rent and the payment of rent is continued and the Lessee or any Mortgagee or permitted assignee is diligently attempting to cure the default complained of (even though the Lessee or such Mortgagee or permitted assignee is unable to do so within sixty (60) days after such notice), this Agreement shall not terminate so long as the Lessee or any Mortgagee or permitted assignee continues diligently to attempt to cure the default.

         (d) If the leasehold estate is encumbered by a mortgage. deed of trust, or other instrument used to secure financing, and there is an uncured default, Board may not terminate this Agreement by reason of such default, if a Mortgagee, within sixty (60) days after receipt of such notice of default, as provided herein, shall commence to cure such default or shall commence foreclosure or similar proceedings under the mortgage or deed of trust, for the purpose of acquiring Lessee's interest in this Agreement and thereafter diligently prosecutes the same and upon the completion of such foreclosure proceedings, the Mortgagee shall diligently attempt to cure such default. Any default by Lessee, not reasonably susceptible of being cured by the Mortgagee, shall be deemed to have been waived by Board upon completion of such foreclosure proceedings or upon such acquisition of Lessee's interest in this Agreement, except that any of such events of default which are reasonably susceptible of being cured after such completion and acquisition shall then be cured with reasonable diligence.

         (e) A Mortgagee or its nominee may become the legal owner and holder of the leasehold estate under this Agreement by foreclosure or similar proceedings under its mortgage or deed of trust or as a result of the assignment of this Agreement in lieu of foreclosure.

         (f) It is understood and agreed that in the event there is a default hereunder and Board has sent the sixty (60) day notice as provided in subparagraph (d) above, then and in such event Board shall have the right and option, but not the obligation, to pay in full the indebtedness, including any penalties arising from such prepayment, owing to the Mortgagee by Lessee and secured by a mortgage or deed of trust upon the leasehold estate; and upon such payment Board shall be subrogated to all of the rights, liens, interests and remedies of the Mortgagee. Board shall exercise its option, if at all, by written notice to Lessee and the Mortgagee, and by payment of such indebtedness at any time prior to the completion of such foreclosure or similar proceedings.

         Section 18. Obstruction Lights

         Lessee shall furnish such obstruction lights as Board shall direct, of the type and design approved by the Director, and shall install said lights in the locations of the Premise, designated by Board and furnish and install the bulbs and furnish the electricity necessary for the operation of said lights, and shall operate the same in accordance with the directions of Board. Board hereby directs that all obstruction lights shall, until further notice, be operated daily for a period commencing thirty (30) minutes before sunset and ending thirty (30) minutes after sunrise (as sunset and sunrise may vary from day to day throughout the year) and for such other periods as may be directed or requested by the Control Tower of the Airport.

         Section 19. Services to Lessee

         (a) Board, at its sole cost and expense, covenants and agrees promptly at all times during the term of this Agreement to maintain, replace and repair the existing access road referred to in Section 7(a) of this Agreement and any and all improvements constructed by it pursuant to the terms of this Agreement, including, but not limited to, the streets, all utilities (water, electricity, telephone, and sanitary sewers), all outside of and to the exterior boundary of the premises and to furnish police and fire protection to the premises.

         (b) Except as may otherwise be expressly provided herein, Board shall have no obligation to furnish or supply for or on behalf of Lessee, any services whatsoever on the Premises. Lessee shall have the obligation to arrange with the appropriate utility or service companies, municipalities, or other supplier, including Board, supplying utilities and services in the area for the supply of all other services including electric power. Lessee shall have the responsibility to arrange for the maintenance and good repair of all such service lines on the Premises furnished to it by such utility companies and for all water mains and sewers constructed and installed within Lessee's Premises by Lessee.

         (c) Except as provided in this Agreement, no failure, delay or interruption in any service or services, whether such service or services shall be supplied by Board or by others, shall relieve Lessee of any of its obligations hereunder, or shall be construed to be an eviction of

Lessee, or of the rental payable under this Agreement, or grounds for any claims by Lessee for damages, consequential or otherwise, unless caused by the negligence or willful act of Board.

         Section 20. Brokerage

         Board and Lessee shall indemnify and save harmless each other of and from any claim or commission or brokerage made by any broker when such claim is based in whole or in part upon any act or omission of Lessee of Board.

         Section 21. Termination of Agreement by Lessee

         Lessee, with the written consent of all Mortgagees, if any, may terminate this Agreement upon the default by Board in the performance of any covenant or agreement herein required to be performed by Board, if such default is not cured within sixty (60) days following written notice thereof from Lessee to Board; provided, however, if such condition of default is not reasonably susceptible to cure within such sixty (60) day period, Lessee may not terminate this Agreement by reason of such condition of default, if Board commenced its effort to cure such condition of default within such sixty (60) day period, so long as Board proceeds with reasonable diligence to the cure of such condition of default; provided, further, as to.any such condition of default which continues beyond sixty (60) days, after such sixty (60) day period, Lessee shall be entitled to a reasonable abatement of rent commensurate with the extent to which such condition of default substantially interferes with Lessee's use of the premises.

         Section 22.   Non-Discrimination

         Without limiting the generality of any of the provisions of this Agreement, Lessee, in its operations at the Airport, and also as a part of the consideration hereof, shall maintain and operate its facilities and provide its services in compliance with and pursuant to Title 49, Part 21

(Non-Discrimination in federally-assisted programs of the Department of Transportation - Effectuation of Title VI) of the Civil Rights Act of 1964, and as said Regulations may be amended; and shall not on the grounds of race. creed, color or national origin discriminate against any person or group of persons in any manner whatsoever. Lessee shall indemnify and hold harmless Board and the Cities of Dallas and Fort Worth from any claims and demands of third persons, including the United States of America, resulting from Lessee's non-compliance with any of the provisions of this Section; and Lessee shall reimburse Board for any loss or expense incurred by reason of such non-compliance.

         Section 23. Removal of Property

         Upon termination of this Agreement by lapse of time or otherwise, Lessee shall have the right but not the obligation to remove from said Premises its trade fixtures, including display signs, counters, furniture, equipment, and other items of personal property installed and place in and upon the premises, and in any event shall clean up the debris and leave said premises in a safe, sanitary and sightly condition.

         Section 24. Condemnation

         (a) In the event that title to or use of the premises, or a substantial part thereof, shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding or by any competent authority or conveyed under the threat thereof, for any public or quasi-public use or purpose (hereinafter called "by the power of eminent domain") the following provisions shall be applicable:

                          (1)     If at any time of the taking Lessee requests,
with the consent of all Mortgagees, that the improvements be rebuilt elsewhere and if land suitable for such purpose is available elsewhere, such improvements shall be rebuilt elsewhere and paid for with the proceeds of condemnation allocable to Board's reversionary interest in the improvements taken, and the proceeds of condemnation allocable to the fair market value of Lessee's lost leasehold estate for the then remaining Term of the Agreement and any extension thereof to which Lessee may be entitled hereunder ("Lessee's Proceeds"), and if such proceeds are insufficient for such purposes Lessee shall pay the deficiency. If Lessee's Proceeds are in excess of the amount necessary for such purpose, any such excess, after first repaying the indebtedness owing to any Mortgage in order of priority, shall be paid to Lessee if the condemning authority is Board or either the City of Dallas or Fort Worth. If, however, the condemning authority is other than Board or the Cities of Dallas or Fort Worth, such excess, after first repaying the indebtedness owing to any Mortgagees in order of priority, shall be paid to Board and deposited by it as a credit to the next due payment(s) of rentals, with such credit to continue until the amount thereof is exhausted. The rebuilding of such improvements shall be in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the taking, or in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the taking, or in accordance with new or modified plans and specifications, the alternative to be determined by the Lessee.

                 (2) If (A) Lessee elects not to have the improvements rebuilt elsewhere (in which event Lessee will advise Board of such decision within one hundred twenty (120) days after the date of the taking), or (B) all Mortgagees do not consent to the rebuilding of improvements, or (C) Lessee's Proceeds are insufficient for such purpose and Lessee fails to agree to bear and pay the deficiency, or (D) land suitable for such purpose is not available elsewhere, this Agreement and all unaccrued obligations hereunder shall thereupon be terminated and all condemnation proceeds, after first repaying the indebtedness owing to all Mortgagees, shall be divided between Board and Lessee as their respective interests appear at the time of the taking, with Lessee being entitled to the present fair market value of its lost leasehold estate (less the amount of proceeds paid to Mortgagees, if any) together with any allowance receivable for relocation or removal. Notwithstanding any other provision hereof or any right of Lessee or Mortgagee herein contained, as between Board, Lessee and any Mortgagee, Board shall be entitled to be paid out of the proceeds of condemnation not less than the present fair market value of its lost reversionary interest in the Premises taking into consideration any right of Lessee to extend the term of this Agreement, but exclusive of the value of improvements constructed by Lessee thereon.

                 (3) For purpose of this Section 25(a), "land suitable for such purpose available elsewhere" shall mean other land on Airport property managed by Board. If the improvements are rebuilt elsewhere, this Agreement shall continue in force and effect, unchanged, as to the rebuilt improvements and substitute land. Rental shall abate from the time of the taking until rebuilding is completed.

         (b) In the event that title to or use of less than a substantial part of the Premises is taken by the power of eminent domain (that is, if the primary use of the improvements is not substantially impaired by deletion of the part taken) Lessee shall restore, repair or refurbish the remainder of the improvements to the Premises following the taking to the extent Board may reasonably require. Such restoration, repair or refurbishment shall be at Lessee's sole cost and expense; provided, however, with the consent of all Mortgagees, the cost of such restoration, repair or refurbishment may be paid for with Lessee's Proceeds (as defined in Section 25(a)(l). Any of Lessee's Proceeds not used for the purposes of rebuilding shall first be used to repay the indebtedness owing to any Mortgagees in order of priority and then shall be applied until exhausted in reduction of the rentals payable hereunder. The rentals payable hereunder shall be reduced for the remainder of the term hereof because of the taking in a manner that is fair and equitable under the circumstances.

         (c) Before any reconstruction or repair under this Section, Lessee shall submit a Construction Application and plans and specifications to the Director for approval and construction shall be substantially in accordance therewith subject to such changes as may be reasonably requested by Lessee and approved by the Director; the Director reserves the right specifically to approve the contractor and/or the architect/engineer selected by Lessee for such reconstruction or repair work.

         Section 25.  Recording - Memorandum of Lease

         Board and Lessee agree, upon the request of either of them, to execute a short form of memorandum of this Agreement in recordable form for recordation in the deed records of the County where the Premises are situated. The cost of recording shall be borne by the party requesting it.

         Section 26.  Estoppel Certificates

         Board agrees to execute and deliver, from time to time, such estoppel certificates or other instruments to the Mortgagee, assignees and sublessees of Lessee which certificates, to the extent the facts recited therein are true, shall certify to such Mortgagee, assignees and sublessees that this Agreement is in full force and effect, that there are no defaults existing, the date through which the rental has been paid and such other matters as may be reasonably requested by such assignees, sublessees and the Mortgagee, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, assignee, sublessee or mortgagee of the leasehold estate.

         Section 27. Leasehold Title Certification

         Board agrees to furnish to Lessee, if requested, at Board's expense an Abstractor's Certification covering the Premises.

         Section 28.  Quiet Enjoyment

         Board agrees that, on payment of rentals, fees and charges herein provided for and the performance hereunder, Lessee shall peaceably have and enjoy the Premises, appurtenances, facilities, licenses and privileges granted herein,

         Section 29.  Force Majeure

         Neither Board nor Lessee nor any assignee or sublessee shall be deemed in violation of this Agreement if it is prevented from performing any of its obligations hereunder by reasons of strikes, boycotts, labor disputes, embargoes, shortages of material, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellions, acts of sabotage, or any other circumstances for which it is not responsible or which area not in its control; provided, however, that this section shall not apply to failures by Lessee to pay the rentals, fees and charges hereinbefore specified or to the obligations of Board under Section 29 hereof. All assertions of force majeure interference by a party places the burden of proof of same as a reason for failure to perform upon the party claiming same.

         Section 30.  Severability

         Should any provision of this Agreement be finally declared to be invalid by a court of competent jurisdiction, provided such provision is not material to the performance of the contract, it is the intention of the parties that the remaining portions of this Agreement shall remain in full force and effect.

         Section 31.  Non-Liability

         No member, director, officer, or employee of either party shall be charged personally or held contractually liable by or to the other part under any term or provision of this Agreement, or of any supplement, modification or amendment of this Agreement, or because of any breach thereof, or because of its or their execution or attempted execution of same.

         Section 32.  Notices to Leasehold Mortgagees

         Upon execution and recordation in the Deed of Trust Records of Dallas County, Texas of any leasehold mortgage, the leasehold Mortgagee shall notify Board in writing that a leasehold Mortgage has been given and executed by Lessee, and shall furnish to Board at the same time the address to which it desires copies of notices to be mailed, or, designate some person or corporation in the City of Dallas, Texas, as its agent and representative for the purpose of receiving copies of notices. Board hereby agrees that it will thereafter mail to each leasehold Mortgagee from whom it has received such notice, or to the agent or representative so designated by each such leasehold Mortgagee, at the address so given, duplicate copies of any and all notices in writing which Board may from time to time give or serve upon Lessee under and pursuant to the terms and provisions of this Agreement. No notice to Lessee under the terms and provisions of this Agreement shall be effective unless a duplicate copy thereof is mailed in the manner provided for the giving of notices in Section 38 hereof to each leasehold Mortgagee of whom Board has been notified as aforesaid.

         Section 33. Leasehold Mortgagees May perform Covenants

         To the extent that Lessee may grant the right to any such leasehold Mortgagee or same may be provided for herein, any such leasehold Mortgagee may, at its option, at any time before the rights of Lessee hereunder shall have been terminated, pay any rental due hereunder, effect any insurance, pay any taxes, discharge any lien, make any repairs and improvements, make any deposits, or make any other payment required of Lessee by the terms of this Agreement, or do any act or thing which may be necessary and proper to be done in the observance of the covenants and conditions of this Agreement, or to prevent the termination of this Agreement; and all payments so made and all things so done and performed by any such leasehold Mortgagee shall be as effective to prevent a forfeiture of the rights of Lessee hereunder as the same would have been if done and performed by Lessee instead of by any such leasehold Mortgagee. Any leasehold mortgage so given by Lessee may, if Lessee desires, be so conditioned as to provide that, as between any leasehold Mortgagee and Lessee, the leasehold Mortgagee shall, on making good any such default or defaults on the part of Lessee, be thereby subrogated to or put in the position of assignee of any or all of the rights of Lessee under the terms and provisions of this Agreement.

         Section 34. Leasehold Mortgagees Not Liable

         No leasehold Mortgagee of Lessee hereunder shall be or become liable to Board, as an assignee of this Agreement or otherwise, for the payment or performance of any obligation of Lessee until it expressly assumes the payment or performance of such obligation, by written instrument; and no assumption of liability shall be inferred or result from foreclosure or other appropriate proceedings in the nature thereof or as the result of any other action or remedy provided for by any leasehold estate to such leasehold Mortgagee in lieu of foreclosure, or pursuant to which any purchaser at foreclosure shall acquire the rights and interest of Lessee under the terms of this Agreement.

         Section 35.  Parties' Authority

         Each party represents and warrants that it has the full right, power and authority to make this Agreement and that no other persons need to join in the execution of this instrument in order for this Agreement to be binding on all parties having an interest in the subject matters; and each party agrees to execute or procure any further necessary assurances of title that may be reasonably required for the protection of the other party. Further, Board warrants that it has good and merchantable title to the Premises.

         Section 36.  Approval of Parties

         In any case in this Agreement where approval or consent or satisfaction is required to be obtained by one party from the other, it is understood and agreed that any such approval or consent or satisfaction shall not be unreasonably withheld, conditioned, or delayed. Failure of Board either to give written notice of approval or disapproval (specifying the basis for any such disapproval with particularity) within thirty (30) days following submittal by Lessee of any request for approval (accompanied by appropriate plans, specifications or other materials) shall conclusively be deemed approval thereof. The party alleging that such approval, consent, or satisfaction is withheld without good reason shall have the burden of proof that allegation in any adversary proceeding, provided the reasons for the failure by the other party are stated in writing.

         Section 37. Notices

         (a) Any notice, request or demand to be given or served under the terms and provisions of this Agreement must be in writing, and shall be deemed to have been given and received 48 hours after a certified or registered letter containing such notice, request or demand, with postage prepaid, return receipt requested, is deposited in a United States Postal Service depository, addressed as follows:

      If to the Airport Board:     Dallas/Fort Worth Regional Airport Board
                                   East Airfield Drive
                                   P. O, Drawer DFW
                                   Dallas/Fort Worth Airport, Texas 75261
                                   Attention: Executive Director

      If to Lessee:                Sedalia-Marshall-Boonville Stage Line, Inc.
                                   1060 East Northwest Highway
                                   Grapevine, Texas 75261

with copy to each leasehold Mortgagee of which Board has notice; provided, however that any party may at any time change the place of receiving notices, requests or demands by ten (10) days' written notice of such change of address to the other.

         (b) If and when included in the terms "Board" or "Lessee" as used in this Agreement there shall at any time be more than one person, firm or corporation, they shall arrange among themselves for the joint execution of such notice, specifying one of their number for the receipt of notices, requests, demands and payments, and any notices, requests, demands and payments made by either Board or Lessee in accordance with each such notice from the other (such arrangements for notices, requests, demands and payments being subject to change by the delivery of a different notice) shall constitute notice, request, demand or payment to all persons, firms and corporations included within the terms "Board" or "Lessee," as the case may be.

         Section 38.  Mineral Rights

         It is agreed and understood that all water, gravel, rock, earth, gas, oil and all other minerals or materials and the rights thereto, in and under the soil (with the exception of gravel, rock, earth, and other materials removed in the course of construction of Lessee's improvements on the premises), are expressly reserved to Board, but Board hereby waives and covenants not to grant, sell, or convey any right to enter upon the surface of the premises to conduct any drilling or exploration activities during the term of this Agreement for the purpose of producing any such water, gravel, rock, earth, gas, oil or all other minerals or materials.

         Section 39.  Successors and Assigns

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         Section 40.  Entire Agreement

         This Agreement constitutes the entire agreement of the parties on the subject matter hereof and may not be changed, modified, discharged, voluntarily surrendered or terminated or extended except by a written instrument duly executed by Board, Lessee and any Mortgagee. The parties agree that no representations or warranties shall be binding upon either party unless expressed in writing in this Agreement or by Supplements thereto.

         Section 41.  Venue

         Venue on any suit brought hereunder shall lie exclusively in Dallas or Tarrant County, Texas.

         Section 42.  Right of First Refusal

         Board agrees to use its best efforts to cause a right of first refusal to be granted to Lessee in the event the Premises are sold, provided, that Board shall have no such obligation up a sale of the entire Airport.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument at East Airfield Drive, Dallas/Fort Worth Airport, Texas 75261, as of the day and year first above written.

                                  DALLAS/FORT WORTH REGIONAL AIRPORT BOARD

                                  By:      ___________________________________
                                           Executive Director



ATTEST:

_________________________________
Staff Secretary to the Board


APPROVED:

__________________________________
Legal Counsel to the Board


                                  SEDALIA-MARSHALL-B00NVILLE STAGE LINE, INC.


                                  By:     ___________________________________
                                  Its:    ___________________________________


ATTEST:

By:      ______________________________

                                   EXHIBIT B

                               LEGAL DESCRIPTION

BEING a 4.557 acre tract of land situated in the Morgan Hood Survey, Abstract No. 698, Tarrant County, Texas, and within the boundary of the Dallas/Forth Worth Airport, and being all of that called 4.460 acre tract described in DFW Airport Lease No. 23555 and the westerly most 20 feet of that called 4.89 acre tract described in DFW Lease No. 25210, and being more particularly described as follows:

COMMENCING at the airport reference point, which is located at Texas Lambert coordinates of north 447,856.04 and east 2,140,991.46 and is the basis for a plane grid established for the Dallas/Fort Worth Airport;

THENCE West a distance of 7,586.46 feet to a point for corner;

THENCE North a distance of 3,808.78 feet to a point in the east right-of-way line of a 50 foot access easement (unrecorded) and the north right-of-way of' West 20th Street (Hangar Road) (70 foot right-of-way); for the POINT OF BEGINNING of the herein described tract of land, said point also being the southeast corner of said 4.460 acre tract;

THENCE West along the north right-of-way line of Hangar Road, a distance of
322.29 feet to a point for corner;

THENCE North a distance of 457.68 feet to a point in a concrete apron;

THENCE East, at 272.29 feet pass the west line of aforementioned 50 foot access easement, and continue in all a total distance of 312.29 feet to a point for corner;

THENCE North 45 degrees 00 minutes 00 seconds East, at 14.14 feet past the east line of said 50 foot access easement, and continue in all a total distance of
197.99 feet to a point for corner;

THENCE South a distance of 110.00 feet to a point for corner;

THENCE East a distance of 155.87 feet to a point for corner;

THENCE South 45 degrees 00 minutes 00 seconds West, a distance of 376.00 feet to a point for corner located 20 feet east of the east right-of-way line of aforementioned 50 foot access easement;

THENCE South along a line 20 feet east of and parallel to the east right-of-way line of said 50 foot access easement, a distance of 221 .81 feet to a point of the said north line of Hanger Road;

THENCE West along said north line, a distance of 20.00 feet to the POINT OF BEGINNING AND CONTAINING 198,503 square feet or 4.557 acres of land, more or less.

This description was prepared solely from existing lease documents, with closure verified by coordinate geometry. No field work was performed to locate this property on the ground.

Basis of bearing is the referenced DFW Airport Lease No. 23555.

                                                                   EXHIBIT 10.19

                                   EXHIBIT C




                               SUBLEASE AGREEMENT


                              Dated: March 1, 1993





                                 By and Between

                               ROBERT F. GRAMMER

                                  ("Landlord")

                                      and

                               M. TOM CHRISTOPHER

                                   ("Tenant")

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I - PREMISES
     Section 1.01 - Premises                                                         1
     Section 1.02 - Landlord Repairs                                                 1
     Section 1.03 - Landlord's Representations and Warranties                        1-2

ARTICLE II - TERM
     Section 2.01 - Term                                                             2

ARTICLE III - RENT
     Section 3.01 - Base Monthly Rent                                                2-3
     Section 3.02 - Ground Rent                                                      3
     Section 3.03 - Security Deposit                                                 3-4

ARTICLE IV - USE OF PREMISES
     Section 4.01 - Permitted Use                                                     4
     Section 4.02 - Prohibited Uses                                                  4-5
     Section 4.03 - Non-Discrimination                                               5

ARTICLE V - TENANT'S COMPLIANCE WITH GROUND LEASE,
             RULES AND REGULATIONS
     Section 5.01 - Ground Lease                                                     6
     Section 5.02 - Compliance with Laws, Rules and Regulations                      6
     Section 5.03 - Hazardous Substances                                             6-7

ARTICLE VI - IMPROVEMENTS AND ALTERATIONS
     Section 6.01 - Improvements and Alterations                                     7-8
     Section 6.02 - Liens                                                            8-9

ARTICLE VII - INDEMNITY
     Section 7.01 - Indemnity                                                        9-10

ARTICLE VIII - INSURANCE
     Section 8.01 - Insurance                                                        10
     Section 8.02 - Waiver of Right of Recovery                                      10-11
     Section 8.03 - Certificates of Insurance                                        11

ARTICLE IX - COMMON AREAS
     Section 9.01 - License                                                          11

ARTICLE X - ASSIGNMENT OR SUBLEASE
     Section 10.01 - Assignment or Sublease by Tenant                                11-12
     Section 10.02 - Request for Assignment of Sublease by Tenant                    12
     Section 10.03 - Assignment by Landlord                                          12

ARTICLE XI - TAXES AND UTILITIES
     Section 11.01 - Taxes                                                           13
     Section 11.02 - Utilities                                                       13

ARTICLE XII - REPAIR AND MAINTENANCE
     Section 12.01 - Repair and Maintenance by Tenant                                13-14
     Section 12.02 - Repair and Maintenance by Landlord                              14
     Section 12.03 - Condition of Premises at Surrender                              14
     Section 12.04 - Acceptance of Premises                                          14-15
     Section 12.05 - Entry for Repairs and Inspection                                15

ARTICLE XIII - DEFAULT AND REENTRY.                                                  15-17

ARTICLE XIV - CONDEMNATION
     Section 14.01 - Total Taking                                                    18
     Section 14.02 - Partial Taking                                                  18
     Section 14.03 - Temporary                                                       18-19
     Section 14.04 - Awards                                                          19

ARTICLE XV - CASUALTY                                                                19

ARTICLE XVI - INABILITY TO PERFORM.                                                  20

ARTICLE XVII -SUBORDINATION AND ESTOPPEL
     Section 17,01 - Subordination                                                   20
     Section 17.02 - Attornment                                                      20-21
     Section 17.03 - Estoppel                                                        21
     Section 17.04 - Notice to Mortgagee                                             21

ARTICLE XVIII - SIGNS                                                                21-22

ARTICLE XIX - QUIET ENJOYMENT .                                                      22

ARTICLE XX - SURRENDER OF PREMISES
     Section 20.01 - Surrender of Premises                                           22
     Section 20.02 - Environmental Inspection                                        22

ARTICLE XXI - HOLDING OVER.                                                          23

ARTICLE XXII - NET LEASE                                                             23

ARTICLE XXIII - NOTICES                                                              23-24

ARTICLE XXIV - MISCELLANEOUS
     Section 24.01 - Easements                                                       24
     Section 24.02 - Access                                                          24-25

     Section 24.03 - Late Charges                                                    25
     Section 24.04 - Waiver                                                          25
     Section 24.05 - Captions                                                        25
     Section 24.06 - Severability                                                    25
     Section 24.07 - Entire Agreement                                                25-26
     Section 24.08 - Limitation of  Liability of  Landlord                           26
     Section 24.09 - Construction                                                    26
     Section 24.10 - Authority.                                                      26
     Section 24.11 - Joint and Several Liability                                     26
     Section 24.12 - Costs and Attorney's                                            26
     Section 24.13 - Sublease Subject to Consent of Ground Lessor                    26-27
     Section 24.14 - Successors and Assigns                                          27
     Section 24.15 - Financial Information                                           27
     Section 24.16 - Submission of Sublease                                          27
     Section 24.17 - Exhibits                                                        27
     Section 24.18 - Purchase Option                                                 27-28

ARTICLE XXV - RECORD OF MEMORANDUM
     Section 25.01 - Memorandum of Lease                                             28

SIGNATURE PAGE                                                                       29

                               SUBLEASE AGREEMENT

         This SUBLEASE AGREEMENT ("Sublease") is made and entered into as of this 1st day of March, 1993, by and between Robert F. Grammar ("Landlord") and
M. Tom Christopher ("Tenant").

                              W I T N E S S E T H:

         For and in consideration of the covenants and agreements hereinafter set forth to be performed by Landlord and Tenant, Landlord hereby subleases to Tenant and Tenant hereby subleases from Landlord the Premises hereinafter described, for the term, at the rental, and subject to all of the terms, covenants and conditions hereinafter set forth.

                                  ARTICLE   I

                                    PREMISES

          Section 1.01 Premises. Landlord hereby subleases to Tenant and Tenant hereby subleases from Landlord that certain parcel of land and all of its improvements and appurtenances (all hereinafter, the "Premises"), including without limitation, an aircraft hangar and offices; containing approximately 40,000 square feet of floor space including office space, all of which is located on that certain parcel of land containing approximately 4.460 acres, located at 1515 W. 20th Street, Dallas/Fort Worth Airport, Texas 75261, the legal description of which is set forth in Exhibit "A" attached hereto and incorporated herein for all purposes. Nothing contained in this Sublease shall grant Tenant any rights in the air space above the Premises.

         Section 1.02 Landlord Repairs. On or before December 31, 1993, Landlord shall repair or remove the four underground storage tanks to the extent, if any, required to bring such tanks into compliance with applicable environmental requirements. Subject only to these repairs, the Premises is subleased "AS IS."

         Section 1.03 Landlord's Representations and Warranties. Landlord represents and warrants to Tenant that:

         (A) Landlord knows of no condition of the Premises that might violate Environmental Laws, except those identified in Section 1.02;

         (B) Exhibit B is a true copy of the Ground Lease of the land that is a part of the premises, between Dallas/Fort Worth Regional Airport Board (the "Ground Lessor") and Sedalia-Marshall-Boonville Stage Line, Inc., dated February 1, 1983 (the "Ground Lease"), with all of its currently-effective amendments; and as so amended the Ground Lease is in full force and effect, without default or notice of default, and without any condition known to Landlord that would result in default with the passage of time;

         (C) Landlord holds all rights and interests as Lessee of the Premises under the Ground Lease; and has full right and authority to execute and perform under this Sublease, subject only to the approvals required by the Dallas/Fort Worth Airport Board under this Sublease; and all prior rights in the Premises have been fully, lawfully and finally extinguished;

         (D) There are no liens or encumbrances upon Landlord's interests in the Premises; and

         (E) No adverse person or entity possesses any interest in any portion of the Premises.

                                   ARTICLE II

                                      TERM

         Section 2.01 Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, the term of this Sublease shall have a 5-year term commencing as of March 1, 1993 (the "Effective Date") and ending February 28 1998 (the "Expiration Date"), unless sooner terminated pursuant to the terms and provisions of this Sublease (the "Sublease Term").

                                  ARTICLE III

                                      RENT

         Section 3.01 Base Monthly Rent. Tenant covenants and agrees to pay to Landlord a net lease rental as follows:

         Beginning the Effective Date of this Sublease and continuing on the same day of each month thereafter during the term and any extension or renewals of this Sublease, Tenant shall pay Landlord a monthly "Base Rent" of $21,000 per month in advance.

         Tenant shall also pay with the Base Rent, as additional rent, all other sums of money that shall become due from and payable by Tenant to Landlord under this Sublease. Landlord shall also have the same remedies for default for the payment of additional rent as are available to Landlord in the case of default in the payment Base Rent. The Base Rent, together with any adjustments of rent provided for herein then in effect, shall be due and payable on the first day of each calendar month during the Sublease Term and any extensions or renewals thereof. Tenant hereby agrees to so pay such rent to Landlord at Landlord's address herein provided (or such other address as Landlord may designate to Tenant in writing from time to time) monthly in advance, without demand, counterclaim or offset except as provided herein. If the Sublease Term, as heretofore established, commences on other than the first day of a month or terminates on other than the last day of the month, then the installment of Base Rent for such month or months shall be prorated based on the number of days in such month which are a part of the Sublease Term and the installment(s) so prorated shall be paid in advance on either the Commencement Date or the first day of the last month of the Sublease Term, as the case may be.

         Section 3.02 Ground Rent. The Base Rent which Tenant is obligated to pay hereunder includes Tenant's proportionate share of the ground rental which Landlord is obligated to pay as of the Effective Date of this Sublease under the Ground Lease. The Tenant's share of the ground rental rate under the Ground Lease which is in effect as of the Effective Date of this Sublease is $5,500.67 per month. The initial Base Rent has been calculated based upon the ground rental rate in effect as of the Effective Date of this Sublease. However, said Ground Lease provides for potential periodic increases of ground rental payable by Landlord to the Ground Lessor, and for potential charges for the cost of construction, relocation or extension of any utilities or improvements in the future. In the event of any such increase in the ground rental, or the imposition of any additional charges by Ground Lessor under the Ground Lease, Tenant agrees to pay to Landlord in monthly installments, as additional rent, such increase in said ground rental, as well as any other charges payable under the Ground Lease by Landlord to Ground Lessor in addition to those currently being charged.

         Section 3.03 Security Deposit. Concurrent with Tenant's execution of this Sublease, Tenant shall deposit with Landlord the sum of $21,000 cash (the "Security Deposit"). Said sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all terms, covenants and conditions of this Sublease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Sublease, including but not limited to, the provisions relating to the payment of rent and any of the monetary sums due therewith, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount; Tenant's failure to do so within said ten (10) day period shall be a material breach of this Sublease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on said Security Deposit. If Tenant shall fully and faithfully perform each and all of its obligations under this Sublease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration of the Sublease Term (or any renewal term) and after Tenant has vacated the Premises. Tenant shall not offset its last month's rent against the Security Deposit.

                                   ARTICLE IV

                                USE OF PREMISES

         Section 4.01 Permitted Use. The Premises shall be used and occupied by Tenant only for the following specific purposes and for no other purposes whatsoever without obtaining the prior written consent of Landlord which may be withheld in Landlord's sole discretion: office and aircraft maintenance, together with aircraft handling, fueling, de-icing, lubrication and parking associated therewith, and other lawful uses incidental and necessary to such specific uses. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose set forth in this Section 4.01.

         Section 4.02     Prohibited Uses.

         (A) Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with or cause a breach under the Ground Lease or conflict with or violate any law, statute, zoning restriction, deed restriction, ordinance, or any environmental, hazardous waste or governmental rules or regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all said laws, rules and regulations to the extent that they relate to Tenant's use of the premises.

Tenant shall not use the Premises for any purpose which is illegal, or which in Landlord's reasonable opinion, creates a factual or legal nuisance, or which violates the Ground Lease.

          (B) Tenant shall not do or permit anything to be done in or about the Premises which will increase the existing rate of insurance upon the Premises (but Tenant shall pay such increased premiums as additional Rent, and the payment thereof shall not give Tenant the right to continue such activity nor waive the restrictions of this Section 4.02) or cause the cancellation or reduction of coverage of any insurance policy covering said Premises or any building of which the Premises may be a part, nor shall Tenant sell or permit to be kept, used or sold in or about said premises, any articles which may be prohibited by a standard form policy of fire insurance.

          (C) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants, users or occupants of other property located on D/FW International Airport property, including, without limitation, the open taxiway on the North side of the Premises. Tenant shall not commit, or suffer to be committed, any waste in or upon the Premises.

         (D) Tenant shall not install in the Premises or in any public area any vending machine or device designed to dispense or sell food, beverages, tobacco, tobacco products or merchandise of any kind to the general public, nor operate any restaurant, cafeteria, kitchen, stand or other establishment for the purpose of dispensing or selling such products to any member of the general public, other than to Tenant's employees, officers and business invitees, without the prior express written approval of Landlord and Ground Lessor.

         (E) Tenant shall not violate any provision of the Airport Building Code or the Airport Fire Code, or any other Code or Regulation promulgated by D/FW International Airport Board.

         (F) Tenant shall not permit the accumulation of paper, cans, bottles, wrappers, rags, trash, junk or debris on the Premises. Tenant agrees to promptly comply with any notices concerning any such accumulation, given to Tenant by either Landlord or Ground Lessor. Failure by Tenant to comply with any such clean-up notice within 10 business days after receipt of such notice shall constitute a material default by Tenant under this Sublease entitling Landlord to exercise any remedy set forth in Article XIII hereof.

         Section 4.03 Non-Discrimination. Tenant, in its operations at the Airport, and as part of the consideration hereof, shall maintain and operate its facilities and provide its services in compliance with and pursuant to Title 49, Part 21 (Non-Discrimination in Federally-Assisted Programs of the Department of Transportation-Effectuation of Title VI) of the Code of Federal Regulations, as said Regulations may be amended and all other applicable non-discrimination laws. Further, Tenant shall not unlawfully discriminate in its operations at the Premises against any person or group of persons on the grounds stated therein. Tenant shall indemnify and hold harmless Landlord and Ground Lessor from any claims and demands of third persons and the United States of America resulting from Tenant's non-compliance with the provisions of this Section 4.03, and Tenant shall reimburse Ground Lessor and Landlord for any loss or expense incurred by reason of such non-compliance.

                                   ARTICLE V

                     TENANT'S COMPLIANCE WITH GROUND LEASE

                            RULES AND REGULATIONS

         Section 5.01     Ground Lease.   Tenant agrees to not cause any breach
of Landlord's covenants under the Ground Lease, and to be bound by all the terms and provisions of the Ground Lease. Tenant shall indemnify Landlord against: all actions, expenses, claims and demands made, suffered or sustained by the Landlord as a result of breach by the Tenant of the covenants as aforesaid. Landlord shall not consent to any amendment to the Ground Lease without Tenant' s prior consent, which shall not be withheld unreasonably.

         Section 5.02 Compliance with Laws, Rules and Regulations. Tenant agrees to comply and cause its employees, agents, invitees and licensees to comply, with reasonable promptness after being advised thereof, with all applicable rules, regulations, orders and directives, pertaining to the Airport, now in existence or hereafter promulgated by any governmental authority or agency having jurisdiction thereover in the interest of health, safety, sanitation and good order at the Airport, and to cause its various tenants, invitees and licensees to comply with all present and future federal, state and municipal laws, statutes, ordinances and regulations hereafter enacted or promulgated, which may apply to the Airport or to the use of the Premises and the Airport by Tenant. Tenant agrees to promptly make all nonstructural improvements, repairs and alterations to any and all facilities located in the Premises when required by law, ordinance, rule, order or regulation, except to the extent that they relate to matters required by environmental laws as to conditions preceding this Sublease. Further, Tenant shall also comply and cause its employees, agents, invitees and licensees to comply with all valid and applicable rules, orders and regulations of (i) the police, health and fire departments, and (ii) the National Board of Fire Underwriters or similar organizations for the prevention of fire or for the correction of unhealthy or hazardous conditions.

         Section 5.03 Hazardous Substances. As used below, "Hazardous Substances" shall mean threshold quantities of any substances, or materials which are categorized or defined as hazardous or toxic under any present or future local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, cleanup or disclosure, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended ("CERCLA"), the Resources Conservation and Recovery Act (including, without limitation, the Hazardous and Solid Waste Amendments), as now or hereafter amended ("RCRA"), Superfund Amendments and Re-authorization Act of 1986, as now or hereafter amended ("TSCA"), or state super lien or environmental cleanup or disclosure statutes (including, without limitation, the Texas Substances Control Act, the Texas Solid Waste Disposal Act, the Texas Hazardous Substance Spill Prevention and Control Act, and the Texas Underground Storage Tanks Act) (all such laws, rules and regulations, whether listed above or not, being referred to collectively as "Environmental Laws"). Tenant warrants, represents and covenants as follows:

         (A) Neither the Tenant, the Premises, nor the Building shall become subject to any private or governmental lien or judicial or administrative notice, order or action relating to Hazardous Substances or subject to any public or governmental lien or judicial or administrative notice, order or action relating to any environmental problems, impairments or liabilities with respect to the Building or the Premises, as a result of Tenant's violation of any environmental laws.

         (B) Tenant shall immediately notify Landlord should Tenant become aware of (i) any Hazardous Substance in the Premises or the Building or on the property on which the Building is situated, (ii) any lien, action or notice of the nature described in subparagraph (A) above, or (iii) any litigation or threat of litigation relating to any alleged unauthorized release of any Hazardous Substance or the existence of any Hazardous Substance therein or thereon.

         (C) Tenant hereby covenants and agrees not to do or take any action or omit or fail to take any such action which will violate any Environmental Laws.

                                   ARTICLE VI

                          IMPROVEMENTS AND ALTERATIONS

         Section 6.01 Improvements and Alterations. After occupance by Tenant pursuant to the terms of this Sublease, Tenant shall make no alterations, additions, or improvements in or to the Premises without the prior written consent of Landlord, which shall not be withheld unreasonably. Landlord may require Tenant to provide a Completion Bond and a Bond against liens in connection with the construction of any such improvements. Tenant shall be solely responsible for any alterations required to bring the Leased Premises into compliance with, or maintain such compliance with any applicable State or Federal law or regulation, including, without limitation, the Americans With Disabilities Act, except to the extent that they relate to matters required by environmental laws as to conditions preceding this Sublease. Any permitted alterations, additions or improvements prior to Tenant's occupancy or after occupancy shall be at Tenant's sole expense. Tenant shall secure any and all governmental permits required in connection with any such work, and shall hold Landlord harmless from any and all liability (including reasonable attorney' s fees) resulting therefrom. All alterations, additions and improvements (except trade fixtures, appliances and equipment which shall not be deemed a part of the Premises), shall immediately become the property of Landlord without any obligation to pay Tenant therefor and shall not be removed by Tenant except as hereinafter provided. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord which shall be given at least ten (10) days prior to the end of the term, at Tenant's sole cost and expense forthwith and with all due diligence remove any alterations, additions or improvements made by Tenant which are designated by Landlord for removal, repair any damage to the Premises caused by such removal and, if requested by Landlord, restore the altered Premises to its original condition.

         Section 6.02 Liens. Tenant agrees that it shall not create or permit to be created any lien against the Premises or any part thereof. Further, Tenant agrees that it shall not enter into any contracts of a type which would attempt to permit a lien or liens to become attached to the remainder interests of Ground Lessor in the Premises . At Landlord' s request, Tenant shall furnish written proof of payment of any items which would or might constitute the basis for such a lien on the Premises if not paid, and if an item is being contested by Tenant, evidence satisfactory to the Landlord that Tenant is contesting the validity thereof in good faith and has the financial ability to discharge the debt if the matter is decided adversely to Tenant. Nothing herein or elsewhere in this Sublease shall imply, and it is not intended, that the Ground Lessor's fee title, Landlord's leasehold title, or other interest in the Premises may in any manner whatsoever be subordinated to any lien or other encumbrance. In the event that any such lien is filed against the Premises or the Building, or any portion thereof, or any interest therein, Tenant shall cause the same to be canceled or discharged of record by payment, bonding or otherwise within twenty (20) days of the filing thereof. In the event that any such lien, claim or claims exceed, individually or in the aggregate, the sum of $10,000, bonding by Tenant with respect to such excess amount shall not be sufficient to comply with Tenant's obligations hereunder; and Tenant shall cause any such lien to be canceled or discharged of record by payment within twenty (20) days after the filing thereof, or at such earlier time as shall be necessary to prevent foreclosure thereof. In the event that any such lien is attached to the Premises, the Building or any portion thereof or interest therein, and Tenant shall fail to obtain the cancellation, discharge or bonding of the same within the time period provided hereinabove, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same, and any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent. Tenant shall indemnify and hold Landlord harmless from all costs, damage, claims and expense (including reasonable attorneys' fees) occasioned by the filing of any such lien.

                                  ARTICLE VII

                                   INDEMNITY

         Section 7.01 Indemnity. Tenant agrees that Landlord shall not be liable for injury to any person, or for the loss of, or for the damage to, any property (including, without limitation, property of Tenant and claims for consequential or special damages) occurring in or about the Premises, including, without limitation, the ordinary negligence of Landlord or his agents, employees or representatives. Subject to Section 8.01, Tenant hereby indemnifies and holds harmless Landlord from and against same and agrees to defend Landlord against: any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including reasonable attorneys' fees) arising, claimed, charged, or incurred against or by Landlord from any matter or thing arising from Tenant's use of the Premises, the conduct of its business or from any activity, work or other things done, permitted, or suffered by the Tenant in or about the Premises, including without limitation, ordinary negligence of Landlord and his agents and representatives. Tenant shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, reasonable attorney's fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim Tenant shall defend the same at Tenant's sole expense. Subject to Section 8.01, the indemnification provided in this section shall survive any termination or expiration of this Sublease. Without limiting the generality of the above, Landlord and its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from pipes, appliances or plumbing works therein or from the roof, parking area, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the gross negligence or willful act or omission of Landlord, its agents, servants or employees. Landlord and its agents shall not be liable for consequential damages or special damages of any nature, whether foreseeable or not, nor for interference with the utilities, light or air on the Premises. Tenant shall give prompt notice to Landlord in case of casualty or accidents on the Premises.

                                  ARTICLE VIII

                                   INSURANCE

          Section 8.01 Insurance. Tenant shall, at its own expense, maintain at all times during the Sublease Term adequate comprehensive liability insurance with an insurance company or companies acceptable to Ground Lessor and Landlord with minimum Combined Single Limit Coverage of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (including, but not limited to, personal injury broad form contractual liability, products liability, broad form property damage and contractor's protective), to insure Landlord, Tenant and Ground Lessor against any such claims, demands, losses, damages, liabilities and expenses. So long as Tenant maintains such insurance, with Landlord as an additional insured and otherwise as provided below, Landlord shall look first to such insurance for Tenant's indemnity under Section 7.01. Tenant shall, at its own expense, also maintain at all times during the Sublease Term (a) Worker's Compensation insurance, and (b) comprehensive automobile liability insurance covering all owned, non-owned and hired motor vehicles with a Combined Single Limit of not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) . Landlord and Ground Lessor shall be named as additional Insureds as their interests may appear and waiver of subrogation among named insured in all of said policies referred to in this Section 8.01 (except for any policy of insurance covering Worker's Compensation), when applicable, each such policy shall have deductibles of not more than $2,000 per occurrence or such other amounts as may be acceptable to Landlord, and Landlord and Ground Lessor shall each be furnished with a certificate of insurance which shall bear an endorsement that same shall not be canceled, terminated or materially changed without thirty (30) days prior written notice to Ground Lessor and Landlord. If Tenant fails to maintain such insurance, Landlord may (but is not obligated to) maintain the same on behalf of Tenant, and any premiums paid by Landlord shall be deemed additional rent and shall be due on the payment date of the next installment of rental hereunder. Tenant may maintain Fire and Extended Coverage insurance in Tenant's discretion on Tenant's property on the Leased Premises and on Tenant's interest in the Leasehold estate, and Landlord shall have no obligation to Tenant regarding such insurance.

         Section 8.02 Waiver of Right of Recovery. Landlord and Tenant hereby mutually release each other from liability and waive all right of recovery against each other for any property loss in or about the Premises from perils insured against under their respective prior insurance policies to the extent covered by such prior insurance policies (but not the policies as provided pursuant to paragraph 8.01 above) including any extended coverage endorsements thereof, whether due to negligence or any other cause; provided that this section shall be inapplicable if it would have the effect, but only to the extent that it would have such effect, of invalidating any insurance coverage of Landlord or Tenant.

         Section 8.03 Certificates of Insurance. A certificate issued by the insurance carrier for each policy of insurance required to be maintained by Tenant under the provisions of this Sublease shall be delivered to Landlord on or before the Effective Date of this Sublease and thereafter, at time of policy renewals, within thirty (30) days prior to the expiration of the term of each such policy. Each of said certificates of insurance and each such policy of insurance required to be maintained by Tenant hereunder shall expressly evidence insurance coverage as required by this Sublease. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

                                   ARTICLE IX

                                  COMMON AREAS

          Section 9.01    License. Not applicable.

                                   ARTICLE X

                             ASSIGNMENT OR SUBLEASE

         Section 10.01 Assignment or Sublease by Tenant. Tenant shall have the right, without notice to or consent of Landlord, to sublease or rent any portion or all of the Premises to any one or more entities in which Kitty Hawk Group, Inc., or Tenant hold a majority interest; the right with Landlord's reasonable approval to assign, sublease or rent to any other person or entity, A transfer of tenant's rights in the Sublease to his executor or heirs in the event of Tenant's death is a permitted assignment. Tenant shall not otherwise assign, sublease, mortgage, sell and lease back, hypothecate, or transfer all or any part of this Sublease, or any interest therein . Tenant acknowledges that , pursuant to the provisions of the Ground Lease, any assignment or sublease is also subject to obtaining the prior written approval of the Ground Lessor and also subject to certain other conditions set forth in the Ground Lease. If Tenant assigns or transfers all or any part of its interest in this Sublease or subleases the Premises, or any portion thereof, without first obtaining Ground Lessor's prior written approval and Landlord's prior written consent, such assignment, transfer or sublease shall be construed to be a material default by Tenant hereunder; however, Landlord may collect rent from such party in possession and apply the amount collected to the rent hereby reserved, but no such collection and application shall be considered a waiver of the requirements of this paragraph the acceptance of such party as tenant, nor the consent of Landlord to such assignment, sublease or transaction. Any collection of rent directly by Landlord from any such assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of their respective obligations under this Sublease. Tenant agrees to reimburse Landlord for Landlord's reasonable attorney's fees incurred in conjunction with the processing and documentation of any requested transfer or sublease pursuant to this Section 10.01.

         Section 10.02 Request for Assignment or Sublease by Tenant. If Tenant desires to assign, sublease or rent any portion of the Premises in a transaction that requires notice to or consent of Landlord under Section 10.01, it shall notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord a copy of the proposed assignment or sublease and such reasonable information as Ground Lessor or Landlord might request concerning the proposed assignee or sublessee to allow Ground Lessor and Landlord to make informed judgments as to the financial condition, operations expertise and management ability of the proposed assignee or sublease. In the event Landlord consents to any assignment, transfer or sublease, Tenant shall remain fully liable for the performance of all obligations under this Sublease unless expressly released from such liabilities in writing by Landlord.

         Section 10.03 Assignment by Landlord. Landlord shall have the absolute right to assign or otherwise transfer its interest hereunder and/or in the Premises or any portion thereof without the consent of Tenant, provided that Landlord shall give Tenant notice of such transaction and provided further that any such transaction shall not affect Tenant's right to possession and use of the Premises or its rights under this Sublease so long as Tenant is not in default under any of the terms and conditions of this Sublease. Tenant shall attorn to any assignee of Landlord, but assignment by

Landlord shall not in any way diminish Landlord's obligations under this Sublease for any matter preceding the assignment. The covenants and obligations contained in this Sublease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect to their respective periods of ownership, except as may be expressly otherwise stated in this Sublease. Any estate, right, title or interest of Landlord assigned hereunder may be assigned in like manner by any assignee thereof.

                                   ARTICLE XI

                              TAXES AND UTILITIES

         Section 11.01 Taxes. Tenant shall pay or cause to be paid before delinquency all income and personal property taxes, assessments, license fees and public charges levied, assessed or imposed upon or measured by the value of its business operation, including, but not limited to, the furniture, fixtures, leasehold improvements, equipment and other property of Tenant at any time situated on or installed in the Premises. If at any time during the term of this Sublease any of the foregoing are assessed as part of the real property of which the Premises are a part, Tenant shall pay to Landlord upon demand, as rent in addition to the Base Rent, the amount of such additional taxes as may be levied against said real property by reason thereof. For the purpose of determining said amount, the determination by the Dallas County or Tarrant County Tax Assessor, or other taxing authority, as applicable, as to amount so assessed shall be conclusive. Landlord shall pay any real property taxes levied against the Premises.

         Section 11.02 Utilities. Tenant shall pay throughout the term of this Sublease for all charges charged to the Premises for utilities including, but not limited to, electricity, heat, oil, gas, water, sewage, garbage, disposal, telephone and telegraph. Tenant shall also provide its own janitorial services, replacement of lightbulbs and tubes and all washroom and toilet supplies, and parking area maintenance.

                                  ARTICLE XII

                             REPAIR AND MAINTENANCE

         Section 12.01 Repair and Maintenance by Tenant. Tenant shall at all times throughout the term of this Sublease at its sole cost and expense keep the Premises (including exterior doors and entrances, all windows and molding and trim of all doors and windows) , and appurtenances thereof (including, without limitation, all heating, air conditioning, plumbing and electrical systems as well as the fire protection alarm and sprinkler systems of the Premises) in good order, condition and repair, damage by unavoidable casualty and Landlord's obligations under Section 12.02 excepted. Without limiting the general requirements contained herein, Tenant shall keep the glass of all windows and doors unbroken, in good repair, clean and presentable, at reasonable intervals paint or refinish the interior of the Premises and keep same free from uncleanliness or obstruction. Tenant shall give Landlord or its agents prompt written notice of any accident to or defects in the plumbing systems, electrical systems, and heating and air conditioning systems and fire protection alarm and sprinkler systems. Any damage to same resulting from misuse, acts or omissions of Tenant, its employees, agents, or invitees shall be repaired at Tenant's sole cost.

         Section 12.02 Repair and Maintenance by Landlord. Landlord shall at all times throughout the term of this Sublease keep the roof (both interior and exterior), exterior walls, foundations and building structure of the Premises in as good a state of repair as at the commencement of this Sublease, reasonable wear excepted, and shall promptly accomplish such repairs as may be needed. Tenant shall immediately inform Landlord of any necessary repairs, but make no such repairs without Landlord's prior written consent. Landlord shall make such repairs to the roof, exterior walls, foundations and building structure of the Premises, without liability to Tenant for any loss or damage which may result in Tenant's stock or business by reason of such repairs and maintenance. Landlord shall have the right, without liability, to enter the Premises for the purpose of inspection or making those repairs required under this Section 12.02. Except as otherwise specifically provided herein, there shall be no liability of Landlord (including, without limitation, consequential or special damages or ordinary negligence of Landlord, his agents, employees or representatives) by reason of any injury to or interference with Tenant's business arising from the making of, or failure to make, any repairs, alterations or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein.

         Section 12.03 Condition of Premises at Surrender. At the expiration or sooner termination of this Sublease, Tenant shall return the Premises to Landlord in the same condition as the Premises existed at the commencement of this Sublease (or, if altered by Landlord or Tenant with Landlord's consent, then the Premises shall be returned in such altered condition subject to Landlord's right to require removal of such alterations), with reasonable wear and tear excepted. Tenant shall remove all trade fixtures, appliances and equipment which do not become a part of the Premises together with those alterations which Landlord designates to be removed, and subject thereto, Tenant shall restore the Premises to the original condition existing prior to the installation of said items. Tenant's obligation to perform this covenant shall survive the expiration or termination of this Sublease.

         Section 12.04 Acceptance of Premises. By entry thereon, but subject to the completion of the items set forth in Section 1.02 of this Sublease, Tenant shall be deemed to have accepted the Premises "AS IS" except for latent defects known to Landlord but not disclosed, and except for the existing environmental issue described in Section 1.02 and as being in good and sanitary order, condition and repair, and suitable for the uses permitted by this Sublease.

         Section 12.05 Entry for Repairs and Inspection. Tenant covenants and agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours to inspect the same, make repairs, alterations or additions thereto; and to show the Premises to prospective purchasers, mortgagees and tenants (but only during the last six
(6) months of the Sublease Term or any renewal term with respect to prospective tenants), and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof; provided however, that Landlord agrees not to unreasonably interfere with Tenant's business operations in connection with any such entry.

                                  ARTICLE XIII

                              DEFAULT AND REENTRY

         Time is of the essence of this Sublease. In the event any of the following events occur:

         (1) Tenant fails to timely pay Landlord any installment of rent or other payments required under Article III hereof or any other payment required under the provisions of this Sublease and such default shall not have been remedied within 10 days after notice from Landlord to Tenant for such default, provided that Landlord shall not be required to give more than two such notices in any calendar year; or

         (2) The Premises are deserted or vacated by Tenant for a period of fifteen (15) consecutive days without prior written consent of Landlord; or

         (3) A voluntary petition in bankruptcy is filed against Tenant under any chapter of the Bankruptcy Code, 11 U.S.C. Paragraph 101 et seq., or Tenant makes an assignment for the benefit of creditors, or becomes insolvent; or

         (4) There shall be an involuntary bankruptcy or receivership petition filed with respect to Tenant, or any attachment, execution or other judicial seizure of, or affecting, the properties and assets of Tenant, or affecting the Premises, or any part thereof, unless Tenant causes such petition to be dismissed, or dissolves, bonds against, or otherwise eliminates such attachment, execution or seizure within thirty (30) days of its occurrence; or

         (5) There is a transfer, hypothecation, assignment, sublease or conveyance of the Premises or any portion thereof or interest therein by Tenant in violation of Section 10.01 of this Sublease or without Ground Lessor's prior written approval; or

         (6)     Tenant   shall   default   in the   observance or performance
of any term, covenant (including, without limitation , the covenant to provide an estoppel certificate as required by Section 17.03 of this Sublease), condition or provision of this Sublease, or the Ground Lease, and such default shall not have been remedied within ten (10) days after notice from Landlord to Tenant such default, provided that the l0-day cure period shall be applicable only to the first occurrence of each such event during the term of this Sublease.

         THEN, AND IN SUCH EVENT, in addition to any other remedies conferred upon Landlord at law or in equity, Landlord shall have the absolute right, at its election any time after such event, and to the extent permitted by applicable laws, without further notice or demand, to exercise any one or more of the following remedies:

         (A) Landlord may terminate this Sublease and forthwith repossess the Premises and be entitled to recover forthwith as damages, a sum of (i) all rents and other indebtedness accrued to the date of such termination, (ii) the reasonable cost of recovering the Premises, (iii) the cost of removing and storing Tenant's and any other occupant's property located therein, (iv) the cost of reletting the Premises (including, without limitation, reasonable brokerage commissions and the amount of Rent lost from the time of recovery of the Premises to the beginning date of any reletting thereof), (v) the cost of repairs, changes, alterations and additions to the Premises whether accomplished in one or more steps or phases, (vi) the reasonable cost of collecting such amounts from Tenant hereunder and (vii) any other reasonable sums of money or damages that may be owed to Landlord as a result of a default by Tenant or the exercise of Landlord's rights at law or in equity. If upon such reentry there remains any personal property of Tenant or any other person upon the Premises, the Landlord may, but is without obligation to do so, remove such personal property and hold it for the owner thereof or place the same in a public garage or warehouse in Tenant's name, all at the expense and risk of the owner thereof, and Tenant shall reimburse Landlord for any expenses incurred in connection with such removal and storage. Landlord shall have the right to sell such stored property provided it has given Tenant not less than thirty (30) days prior written notice of such intended sale. The proceeds of such sale shall be applied first to the cost of sale (including without limitation, attorneys' fees and court costs, second to payment of storage charges, third to payment of any other amounts then due from Tenant to Landlord, and the balance, if any, shall be paid to Tenant.

         (B) Landlord may terminate Tenant's right of possession (but not this Sublease) and may repossess the Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Sublease, in which event Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. If Landlord shall fail or refuse to relet the Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting to satisfy the rent provided for in this Sublease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Sublease for such period or periods, or if the Premises have been relet, the Tenant shall satisfy and pay any such deficiency upon written demand therefor from time to time. Landlord shall also be entitled to recover forthwith as damages, a sum of (i) all rents and other indebtedness accrued to the date of such termination, (ii) the reasonable cost of recovering the Premises, (iii) the cost of removing and storing Tenant's and any other occupant's property located therein, (iv) the cost of reletting the Premises (including, without limitation, reasonable brokerage commissions), (v) the cost of repairs, changes, alterations, and additions to the Premises whether accomplished in one or more steps or phases,
(vi) the reasonable cost of collecting such amounts from Tenant hereunder and
(vii) any other sums of money or damages that may be owed to Landlord as a result of a default by Tenant or the exercise of Landlord's rights at law or in equity, including without limitation, attorneys' fees and court costs. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this subparagraph (B) from time to time, and that no delivery or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in election on the part of Landlord to terminate this Sublease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Sublease for such previous breach.

                                  ARTICLE XIV

                                  CONDEMNATION

         Section 14.01 Total Taking. If the entire Premises are taken under the power of eminent domain or conveyed under the threat of the exercise of said power or otherwise pursuant to the Ground Lease (all of which is hereafter referred to as "condemnation"), this Sublease shall terminate as of the date the condemning authority is entitled to possession. All Base Rent, additional rent and other charges payable by Tenant hereunder shall be apportioned and paid to the date of such taking.

         Section 14.02 Partial Taking. If a portion of the Premises should be taken by a governmental authority, corporation or other entity under the right of eminent domain, condemnation, pursuant to the Ground Lease or similar right, this Sublease shall nevertheless continue in effect as to the remainder of the Premises unless, in Ground Lessor's judgment, so much of the Premises shall have been taken so as to make it economically unsound to use the remainder of the Premises for the uses and purposes contemplated by this Sublease. If the Ground Lessor determines that so much of the Premises has been taken as to make it economically unsound to use the remainder of the Premises for the uses and purposes contemplated by this Sublease, this Sublease shall terminate as of the date of the taking of possession by the condemning authority, and all Base Rent, additional rent and other charges payable by Tenant hereunder shall be apportioned and paid to the date of such taking. In the event of a partial taking where this Sublease is not terminated, then to the extent of the condemnation proceeds received by Landlord, Landlord shall proceed promptly to restore the remaining portion of the Premises to a safe integral unit resembling, so far as practicable, the Premises prior to such taking, and the Base Rent, additional rent and other charges payable by Tenant hereunder during the remainder of the Sublease Term after taking of possession by the condemning authority shall be reduced on a just and proportionate basis having due regard for the relative value and square footage of the portion of the Premises thus taken as compared to the remainder thereof and taking into consideration the extent, if any, to which Tenant's use of the remainder of the Premises shall have been impaired or interfered with by reason of such partial taking.

         Section 14.03 Temporary Taking. If the whole or any portion of the Premises shall be taken for temporary use or occupancy, the Sublease Term shall not be reduced or affected and the Base Rent, additional rent and other charges payable by Tenant hereunder shall be abated in proportion to the portion of the Premises taken. Except to the extent Tenant is prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall continue to perform and observe all of the other covenants, agreements, terms and provisions of this Sublease.

         Section 14.04 Awards. All awards for the taking of any part of the Premises or any payment made under threat of exercise of power of eminent domain, condemnation or pursuant to the Ground Lease shall be the sole property of Landlord, whether made as compensation for diminution in value of the leasehold or severance damages or any other costs. Neither Landlord nor Ground Lessor shall have any liability whatsoever to Tenant for said condemnation and Tenant waives all rights to claim damages or awards for loss of its leasehold interest or to seek recovery of any condemnation award or settlement.

                                   ARTICLE XV

                                    CASUALTY

         In the event the Premises are damaged or destroyed to such an extent as to render the same untenantable in whole or in substantial part, the Base Rent, additional rent and other charges payable by Tenant hereunder shall abate during the time Tenant is unable to use the Premises, Landlord shall, within thirty (30) days of receipt of notice from Tenant of said damage or destruction, advise Tenant in writing of Landlord's determination of whether to repair or rebuild same, which shall be at the sole election of Landlord. In the event that Landlord has determined to repair the damage but the Premises are incapable of being repaired within one hundred thirty-five (135) days from date of Landlord's notice to Tenant, this Sublease may be terminated by Tenant by written notice given by the terminating party to the other party. If Landlord elects not to repair or rebuild, or if repair and rebuilding will require more than 135 days from Landlord's notice, Tenant may by notice to Landlord within 30 days after Landlord's notice elect to purchase the Premises under the option in section 24.18, in which case the Premises shall include all proceeds of casualty insurance received or receivable by Landlord with respect to the damage or destruction. On such termination date, Tenant shall immediately surrender the Premises and all interest therein to Landlord, and Tenant shall pay Base Rent, additional rent and other charges payable by Tenant hereunder only to the date of termination or the date the Premises are surrendered, whichever occurs later. Landlord shall at all times maintain adequate fire and casualty insurance upon the Premises up to $1,700,000. Tenant may maintain such fire and casualty insurance on its leasehold interest as it chooses pursuant to paragraph 8.01.

                                  ARTICLE XVI

                              INABILITY TO PERFORM

         This Sublease and the obligation of Tenant to pay Base Rent, additional rent and the other charges payable by Tenant hereunder and to perform all of the other covenants and agreements set forth herein shall in no event be affected, impaired or excused because either the Ground Lessor or the Landlord is unable to supply, or is delayed in supplying, any service to be supplied by Ground Lessor under the Ground Lease or Landlord under this Sublease or is unable to make or is delayed in making, any repairs required of such party, if either the Ground Lessor or Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or for any cause beyond the control of Ground Lessor or Landlord, including, but not limited to, governmental preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision of any other government agency or by reason of the conditions of supply and demand which have been or are affected by war, natural disaster or other emergency.

                                  ARTICLE XVII

                           SUBORDINATION AND ESTOPPEL

         Section 17.01 Subordination. This Sublease is subject and hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances of the Landlord, his successors or assigns , affecting the Premises or the property described in Exhibit "A" of which the Premises are a part, provided that such subordination shall not affect the Tenant's right to possession and use of the Premises so long as Tenant is not in default under any of the terms and conditions of this Sublease. Tenant will, promptly upon Landlord's request, execute such instruments as may be reasonably required from time to time to subordinate the rights and interest of Tenant under this Sublease to the lien of any mortgage or deed of trust which may at any time be placed upon the land or Building of which the Premises are a part; provided, however, such subordination shall not affect the Tenant's option to purchase pursuant to 24.18 below nor the Tenant's right to possession, use and occupancy of the Premises as long as Tenant is not in default under any of the terms and conditions of this Sublease or the Ground Lease.

         Section 17.02 Attornment. Tenant agrees that any such subordination agreement will contain a provision satisfactory to Landlord's lender whereby Tenant will agree, in the event of foreclosure of any such mortgage or deed of trust, to attorn to and recognize as its Landlord under the terms of this Sublease said lender, any purchaser of this Leasehold at a foreclosure sale, or their successors or assigns.

         Section 17.03 Estoppel Certificate. Tenant agrees that it will upon request execute and deliver to Landlord, Landlord's lender, or to the Ground Lessor, an estoppel certificate in the form requested by Landlord or such party.

         Section 17.04 Notice to Mortgagee. Tenant agrees to give any present or future mortgagee of the Premises or the property described in Exhibit "A" of which the Premises are a part, a copy of any notice of default served upon Landlord by Tenant. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Sublease, then any such mortgagee shall have an additional fifteen (15) days within which to cure such default or if such default cannot be cured within such time, then such additional period of time as may be necessary to cure such default if within such fifteen (15) days the mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, in which event this Sublease shall not be terminated while such remedies are being so diligently pursued.

                                 ARTICLE XVIII

                                     SIGNS

         Tenant shall have the right, as limited herein, to install and maintain signs in and on the Premises identifying it and its operations; provided, however, that all such signs shall conform to all applicable governmental and Airport regulations and requirements as to design, placement, erection, repair and maintenance and shall be subject to the prior written approval of Landlord and the Director of Planning and Engineering (the "Director") for Ground Lessor as to content, color, size, design and location. Further, upon demand, written or oral, by Ground Lessor, Tenant shall remove, obliterate or paint out any and all advertising, signs, poster and similar devices that were placed by Tenant on the Premises or elsewhere on the Airport without the prior written approval of the Director. In the event of a failure on the part of the Tenant to so remove, obliterate or paint out each and every sign or piece of advertising within seven (7) days after receipt of such demand, Tenant acknowledges that the Ground Lessor has the right under the Ground Lease to perform the necessary work and demand that Landlord pay the cost thereof to Ground Lessor on demand as additional rental under the Ground Lease, all of which shall be immediately paid by Tenant to Landlord as additional Rent, upon Tenant's receipt of Landlord's notice thereof. Tenant agrees to indemnify and hold harmless Landlord from any and all costs and expenses incurred by Landlord by reason of Tenant's failure to comply with the provisions of this Article XVIII. If any such charge is not paid by Tenant to Ground Lessor or Landlord within thirty (30) days after the date of completion of Ground Lessor's work, Landlord shall have the right, but not the obligation, to pay for such work and Tenant shall reimburse to Landlord such amounts as have been advanced by Landlord to Ground Lessor within ten (10) days after demand therefor.

                                  ARTICLE XIX

                                QUIET ENJOYMENT

         Landlord agrees that, upon payment of rental and performance of all covenants and agreements on the part of Tenant to be performed hereunder, Tenant shall peaceably have and enjoy the Premises and all rights and privileges granted herein. Tenant agrees that temporary inconveniences, including as illustration and not limitation, such occurrences as reasonable noise, reasonable disturbance, reasonable traffic detours caused or associated with Airport or Building operations as well as those caused by or associated with the construction of Airport or Building improvements, shall not constitute a breach of this paragraph.

                                   ARTICLE XX

                             SURRENDER OF PREMISES

          Section 20.01 Surrender of Premises. At the expiration or sooner termination of this Sublease, Tenant shall promptly surrender possession of the Premises broom clean to Landlord and shall deliver to Landlord all keys that it may have to any and all parts of the Premises and the Building.

         Section 20.02 Environmental Inspection. At the expiration or sooner termination of this Sublease, Tenant shall have conducted, at Tenant's expense, a Phase I Environmental Inspection and any additional inspection such Phase I Inspection indicates is appropriate or necessary. Upon receipt of such environmental reports, Tenant shall, at its sole cost and expense, bring the Leased Premises into compliance with all applicable State and Federal Environmental Laws, as reflected in such environmental inspections. In the event Tenant fails to have such inspections completed within 30 days subsequent to the termination of the Sublease, Landlord may, but shall not be required, to conduct such inspections and remedy such deficiencies, and Tenant shall be fully liable for the total cost.

                                  ARTICLE XXI

                                  HOLDING OVER

         If Tenant shall, with the consent of Landlord, hold over after the expiration or sooner termination of the term of this Sublease, the resulting tenancy shall be a month-to-month tenancy, which tenancy may be terminated upon thirty (30) days' written notice by Tenant to Landlord, or by seven (7) days' written notice from Landlord to Tenant. Notwithstanding the foregoing, any holding over by Tenant after termination of this Sublease without Landlord's consent or while Tenant is in default hereunder shall be terminable at will by Landlord. During such tenancy, Tenant agrees to pay to Landlord rental at a rate equal to one hundred twenty-five percent (125%) of the rental applicable for the last month of term of this Sublease unless a different rate is agreed upon in writing, and to be bound by all of the terms, covenants, and conditions as herein specified to the extent applicable.

                                  ARTICLE XXII

                                   NET LEASE

         This Sublease is a "net" Lease and Tenant shall (except as expressly provided to the contrary herein) pay all costs, taxes and assessments which are connected with or arise out of the possession, use or occupancy of the Premises or any portion thereof. All amounts payable by Tenant to Landlord hereunder shall be paid by Tenant without notice or demand (except as herein otherwise expressly provided) and without any set-off, counterclaim, deduction, defense, abatement, suspension, diminution or reduction of any kind or for any reason.

                                 ARTICLE XXIII

                                    NOTICES

         Any notice required or permitted to be given hereunder shall be in writing and shall be considered properly given if mailed by first class United States mail, postage prepaid, certified with return receipt requested, or by delivering same in person to the intended addressee. For purposes of notice, the addresses of the parties hereto shall be as set forth below:

                         LANDLORD :

                         Robert F. Grammer
                         201 Tampico
                         Irving, Texas 75062

                         TENANT:

                         M. Tom Christopher
                         700 Villa Wood Circle
                         Coppell, Texas 75019

Any party hereto shall have the right to change such party's address for notice hereunder by the giving of ten (10) days' notice to all other parties in the manner set forth hereinabove. Notices sent by certified mail shall be deemed to have been given five (5) business days following the date of mailing. Notices given in any other manner shall be effective only if and when received by the addressee.

                                  ARTICLE XXIV

                                 MISCELLANEOUS

         Section 24.01 Easements. Tenant acknowledges that the Premises are subject to easements reserved by the applicable public utilities for water mains and other utilities and the right to operate, repair, maintain, construct, reconstruct and alter said utility lines and construct new and additional lines within said easement areas. Tenant agrees to release Landlord from any and all liability of every kind and nature resulting from the exercise by said public utilities of their rights under said retained easements.

         Section 24.02 Access. Landlord, its employees, agents, and contractors, shall have the right to enter the Premises at any reasonable time to examine same, make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and to show the Premises to prospective tenants, insurance representatives and such other persons who in the judgment of the Landlord have a legitimate and appropriate interest in viewing the Premises. In addition, Tenant acknowledges and agrees that Ground lessor, its officers and employees, have the right under the Ground Lease, during business hours (and at any time in the case of an emergency), to enter upon the Premises for the purposes of inspecting the Premises or doing any act or thing which either the Ground Lessor or Landlord may be obligated to do, or have the right to do, under the Ground Lease. If Tenant is not present to permit entry and entry is necessary, Landlord may, in case of emergency, forcibly enter the Premises without rendering Landlord liable therefor, except for the gross negligence or willful acts of Landlord, its agents or employees . Nothing contained herein shall be construed to impose upon Landlord any duty of inspection or repair of the premises or the Building of which the Premises are a part except as otherwise specifically provided herein,

         Section 24.03 Late Charges. If any installment of rent or other sum due from Tenant is not received by Landlord or its designee within ten (10) days after such amount is due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount as partial compensation for additional costs incurred by Landlord due to payment delinquency. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default, if any, with respect to such overdue amount, nor prevent Landlord from exercising any other rights granted herein.

         Section 24.04 Waiver. The failure of Landlord to insist upon strict performance of any of the covenants or conditions of this Sublease, or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any covenant or condition, but the same shall be and remain in full force and effect.

         Section 24.05 Captions. The captions in this Sublease are for convenience only and do not in any manner limit or amplify the provisions of this Sublease.

         Section 24.06 Severability. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect, provided, however, if Landlord, in his sole discretion, shall determine such unenforceable provision to be material to this Sublease, Landlord shall have the right to terminate the Sublease on 30-days' prior written notice to Tenant.

         Section 24.07 Entire Agreement. IT IS EXPRESSLY AGREED BY LANDLORD AND TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS SUBLEASE, THAT THIS SUBLEASE, WITH ITS SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE,
NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS SUBLEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS SUBLEASE. NO MODIFICATION OR AMENDMENT OF THIS SUBLEASE SHALL BE VALID OR EFFECTIVE UNLESS EVIDENCED BY AN AGREEMENT IN WRITING EXECUTED BY LANDLORD AND TENANT.

         Section 24.08    Limitation of Liability of  Landlord.
Notwithstanding anything to the contrary contained in this Sublease, in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Sublease to be observed, honored or performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the leasehold estate and Building owned by Landlord for the collection of any judgment (or any other judicial procedures requiring the payment of money by Landlord), it being agreed that Landlord shall never be personally liable for any such judgment and no other property or assets of Landlord shall be subject to levy, execution, or other procedures for satisfaction of Tenant's remedies. Landlord shall not be liable to Tenant under any circumstances for consequential or special damages, including, without limitation, claims arising out of or based on the ordinary negligence of Landlord, his agents, employees or representatives.

         Section 24.09 Construction. This Sublease shall be deemed to be made in and construed in accordance with the laws of the State of Texas.

         Section 24.10 Authority. If Tenant is a corporation, each individual executing this Sublease on behalf of said corporation represents and warrants that he/she is duly authorized to execute and deliver this Sublease in accordance with a duly adopted resolution of the Board of Directors of said corporation and in accordance with its terms.

         Section 24.11 Joint and Several Liability. If Tenant consists of more than one person or entity, all terms, covenants and conditions contained in this Sublease shall be deemed to be the joint and several responsibility of each party, and all rights and remedies of the Landlord shall be cumulative and nonexclusive of any other remedy at law or in equity.

         Section 24.12 Costs and Attorney's Fees. If, by reason of any default on the part of Tenant or Landlord, it becomes necessary for the other to employ an attorney to take any action to collect rent or other sums due hereunder or cure any breach or to bring suit in court to recover any rent or other sums due hereunder, or for the breach of any provision of this Sublease, or to recover possession of the Premises, the prevailing party shall recover all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) expended or incurred in addition to other relief granted therein.

         Section 24.13 Sublease Subject to Consent of Ground Lessor, The parties hereto recognize and agree that this Sublease shall not become effective until approved by Ground Lessor pursuant to certain rights reserved by Ground Lessor in the Ground Lease. In connection with obtaining such approval, Tenant agrees to provide to the Ground Lessor such information as may be required by the Ground Lessor in considering a request for its approval of this Sublease. Consent by the Ground Lessor to any of the provisions of this Sublease which may be inconsistent with the Ground Lease does not constitute an amendment to the Ground Lease. The Ground Lease shall supersede this Sublease in the event of any inconsistency or contradiction between the two and this Sublease is in all things subordinate to the Ground Lease.

         Section 24.14 Successors and assigns. This Sublease shall extend to and bind the successors, heirs and assigns of the respective parties hereto, provided that this provision shall not authorize or permit any assignment or other transfer of this Sublease or any part thereof, except as expressly permitted in Article X hereof.

         Section 24.15 Financial Information. Within twenty (20) days after written request from Landlord, Tenant shall deliver to Landlord or lender designated by Landlord such financial information as is reasonably required. This financial information shall be kept confidential.

         Section 24.16 Submission of Sublease. Submission of this Sublease to Tenant for signature does not constitute a reservation of space or an option to lease. In addition to any other conditions to the effectiveness of this Sublease set forth herein, this Sublease shall not become effective until fully executed by, and delivered to, both Landlord and Tenant and approved in writing by Ground Lessor.

         Section 24.17 Exhibits. All exhibits referred to herein and any exhibits which may be referred to in any amendment hereto are by such reference incorporated herein and shall be deemed a part of this Sublease as fully as if set forth herein. The following numbered or lettered exhibits are attached hereto and made a part hereof for all purposes:

         Exhibit "A" - Legal Description of Land

         Exhibit "B" - Ground Lease No. 23555-H, Supplemental Agreements Nos. 23555-H1 and 23555-H2, 4.460 acres more or less

         Section 24.18 Purchase Option. Tenant is hereby granted an Option to purchase Landlord's interest in the Leased Premises and Ground Lease on the following terms and conditions:

         (a) The Option must be exercised and closed within four years from the Effective Date of this Lease;

         (b) Notice of the exercise of the Option shall be given by Tenant to Landlord in writing at least 60 days prior to the proposed closing date;

         (c) The purchase price shall be $2,200,000, payable in cash at closing. The purchase price shall be reduced by the sum of $5,000 for each month prior to closing that Tenant has leased the Premises and paid its full monthly rent according to this Sublease;

         (d) Such Sale is expressly subject to the consent of Ground Lessor and Ground Lessor's further agreement to release Landlord from any further obligations or liability to it arising out of the Ground Lease. The obligation to obtain such consent shall be Tenant's. Landlord shall give his reasonable cooperation in obtaining such consent but shall not be required to expend any money or assume any obligations in connection with obtaining the consent of Ground Lessor or assigning Landlord's interest;

         (e) Tenant shall purchase the Property "AS IS" without warranty, express or implied other than that Landlord transfers to Tenant good and unencumbered title to all interest in the Premises under the Ground Lease. Any survey or title policy shall be at Tenant's cost. Ad valorem taxes on the Leased Property for the year in which the sale is closed shall be pro rated to date of closing. Tenant shall pay all other costs of closing, the Purchase Price set forth in paragraph 24.18(c) being net to Landlord less only Landlord's pro rated portion of taxes for the year of closing; and

    (f) All closing documents shall be in form reasonably acceptable to Landlord.

                                  ARTICLE XXV

                              RECORD OF MEMORANDUM

         25.01 Memorandum of Lease. Landlord and Tenant shall execute and acknowledge an appropriate record memorandum of this Sublease, which shall give notice of the existence of the Sublease and of the purchase option in Section 23.18.

         EXECUTED as of this 15th day of March, 1993.

                                   LANDLORD :

                                   ROBERT F. GRAMMER:

                                   __________________________________________
                                   Robert F. Grammer


                                   TENANT:

                                   M. TOM CHRISTOPHER

                                   __________________________________________
                                   M. Tom Christopher

                                   EXHIBIT A

Commencing at the Airport reference point which is located at Texas Lambert coordinates of North 447,356.04 and East 2,140,991.46 and is the basis for a plane grid established for the Dallas/Fort Worth Airport;

Thence West 7,586.46 feet to a point for corner;

Thence North 3,808.78 feet to a 5/8 inch iron pin in the east right-of-way line of a 50 foot access easement (unrecorded) and the north right-of-way of Hangar Road (a 70 foot public right-of-way) said iron pin having Dallas/Fort Worth Regional Airport coordinates of North 451,664.82 and East 2,133,405.00 (coordinates not Lambert) said iron pin also being the point of beginning of the herein described tract of land;

Thence West along the north right-of-way line of Hangar Road 322.29 feet to a 5/8 inch iron pin with plastic cap stamped "Carter & Burgess" (set);

Thence North 457.63 feet to an "X" cut in concrete apron (set) at base of fence;

Thence East at 272.29 feet pass the west line of aforementioned 50 foot access easement and continue on in all a total distance of 312.29 feet to a point;

Thence N 45degrees00'00" E, at 14.14 feet past the east line of said 50 foot access easement and continue on in all a total distance of 197.99 feet to a point;

Thence South 110.00 feet to a point;

Thence East 155.37 feet to a point;

Thence S 45degrees00'00" W, 404.28 feet to a point, said point being in the east right-of-way line of aforementioned 50 foot access easement;

Thence South along the east right-of-way line of said 50 foot access easement
201.81 feet to the point of beginning and containing 194,277.60 square feet or
4.460 acres of land, more or less.

                                   EXHIBIT D

                       AGREEMENT AND ASSUMPTION OF LEASE


         This Agreement and Assumption of Lease ("Agreement") is made by and between the Dallas/Fort Worth International Airport Board (the "Board"), Kitty Hawk, Inc. ("KHI: "), and Robert F. Grammar ("Grammar") on the following terms and conditions:

         WHEREAS, by Agreement of Lease bearing D/FW Airport Lease No. 23555, dated as of February 1, 1983, the Board as Lessor leased certain real property located on D/FW Regional Airport (the "Property") to Sedalia-Marshall-Boonville Stage Line, Inc. ("SMB") as Lessee, incorporated herein by reference; and

         WHEREAS, by Supplemental Agreements of March 6, 1984 and April 1, 1986 the leased acreage was reduced to 4.460 acres more or less, said Supplemental Agreements being incorporated herein by reference) (said Agreement of Lease and Supplemental Agreements being referred to herein collectively as the "Lease"); and

         WHEREAS, by Letter Agreement dated January 17, 1997, Grammar and Sky Chefs, Inc. jointly requested this Board to transfer a 20-foot strip of property from D/FW Lease No. 25210 to Grammar D/FW Lease No. 23555, and such action is pending for approval of the Board (hereinafter referred to as the "20-foot strip"); and

         WHEREAS, SMB with the consent of the Board caused an aircraft hangar (the "Hangar") to be built on the leased Property, which hangar was financed with one certain $1,500,000 Grapevine Industrial Development Corporation Industrial Development Revenue Bond, Series 1982 (Sedalia-Marshall-Boonville Stage Line, Incorporated Project) (the "Bond"), and said Bond was secured by a Deed of Trust, Assignment of Rents and Financing Statement dated December 1, 1982 and recorded in Volume 7421, Page 269, of the Deed of Trust Records of Tarrant County, Texas (the "Deed of Trust"), creating a first lien on the Hanger and other Mortgaged Property as defined therein; and

         WHEREAS, the Lease permits the mortgagee to become the legal owner and holder of the leasehold estate under the Lease by foreclosure or similar proceedings; and


AGREEMENT AND ASSUMPTION OF LEASE - Page 1                    January 31, 1997

         WHEREAS, Grammar lawfully and for good consideration, as represented to the Board, did purchase and acquire all rights and interests of the original mortgagee, Mercantile National Bank at Dallas; and

         WHEREAS, SMB filed for bankruptcy in BK No. 390-33170-HCA-ll in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, and Grammar thereafter obtained an Order Modifying Automatic Stay which granted Grammar the right to foreclose the Deed of Trust; and

         WHEREAS, on August 7, 1990 Grammar, as owner and holder of the Bond and Deed of Trust Lien securing the Bond, after having first given notice as required by Texas law, did foreclose said Deed of Trust, as amended, at the Courthouse of Tarrant County, Texas, at which sale Grammar purchased the Mortgaged Property including the Hangar; and

         WHEREAS, on October 1, 1990 Grammar and the Board as "Lessor" entered into an "Assignment and Assumption of Lease" whereby, on the terms and conditions contained therein, the Board allowed Grammar to assume the Lease; and

         WHEREAS, KHI and Grammar desire to have the Board recognize KHI as the Lessee under the Lease (including, without limitation, the 20-foot strip of land referenced above) and release Grammar from all further obligations thereunder, and the Board is willing to accept KHI as such Lessee and release Grammar, all on the terms and conditions hereinafter set forth;

         NOW THEREFORE, the Board, KHI and Grammar agree as follows:

         1. As of the effective date of this Agreement, KHI hereby assumes and agrees to be bound by and comply with all of the terms, conditions and covenants of the Lease and Supplements thereto arising on or after the date of this Agreement (including, without limitation, the 20-foot strip of land referenced above), and the Board hereby consents to KHI as Lessee under said Lease, and hereby releases Grammar from all obligations of the Lease, and the October 1, 1990 Agreement and Assumption of Lease, together with all Supplements and modifications thereto through the effective date of this Agreement (including, without limitation, the 20-foot strip of land referenced above). The Board agrees to be bound by and honor its obligations as Lessor under said Lease. The legal description of said lease as supplemented by the addition


AGREEMENT AND ASSUMPTION OF LEASE - Page 2                    January 31, 1997
of the 20-foot strip is attached hereto as Exhibit "A," with a separate description of the 20-foot strip attached as Exhibit "B."

         2. Except as modified by this Agreement, all of the terms, rents, conditions and provisions of the Lease as amended or supplemented through the effective date of this Agreement are hereby ratified and confirmed.

         3. This Agreement (together with its Exhibits which are incorporated herein by reference) represents the entire understanding and agreement of the parties hereto and may not be amended or modified except in writing signed by the parties affected thereby. All prior agreements and understandings between the parties with regard to the subject matter hereof, are merged herein and superseded hereby. Further, all rights and obligations of the Mortgagee under the Lease are hereby merged into KHI as Lessee, and Grammar is released therefrom.

         4. This Agreement shall be construed in accordance with the laws of the State of Texas. Venue for any suit brought hereunder shall lie exclusively in Dallas or Tarrant County, Texas.

         5. Any notice to be given to Lessee pursuant to the Lease or this Agreement shall be given to Kitty Hawk, Inc., 1515 W. 20th Street, D/FW Airport, Texas 75261, Attention: M. Tom Christopher, with copy to: James Craig, Attorney, 2900 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270-2102, until such address is changed by written notice given in compliance with the terms of the Lease.





               (THIS SPACE INTENTIONALLY LEFT BLANK)





AGREEMENT AND ASSUMPTION OF LEASE - Page 3                    January 31, 1997

EXECUTED as of this _____ day of ______________, 1997.


                                      LESSOR:

                                      DALLAS/FORT WORTH INTERNATIONAL
                                      AIRPORT BOARD:


                                      By:     __________________________________
                                              Executive Director


ATTEST:

________________________________
Secretary to the Board


APPROVED:

_________________________________
Legal Counsel to the Board


                                      LESSEE:

                                      KITTY HAWK, INC.:

                                      By :    __________________________________
                                      Its:    __________________________________


ATTEST:

By:      __________________________


                                      ASSIGNOR:

                                      __________________________________
                                      Robert F. Grammar



AGREEMENT AND ASSUMPTION OF LEASE - Page 4                    January 31, 1997